                                                                     EXHIBIT 4.1

--------------------------------------------------------------------------------

                          AMERICA WEST AIRLINES, INC.

                                       AND

                         U.S. BANK NATIONAL ASSOCIATION

                                   As Trustee

                            Senior Exchangeable Notes
                                    due 2023

--------------------------------------------------------------------------------

                                    INDENTURE

                            Dated as of July 30, 2003

--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

TIA SECTION                                                        INDENTURE SECTION
310(a)(1)...................................................       7.10
   (a)(2)...................................................       7.10
   (a)(3)...................................................       N.A.
   (a)(4)...................................................       N.A.
   (b)......................................................       7.08; 7.10
   (c)......................................................       N.A.
311(a)......................................................       7.11
   (b)......................................................       7.11
   (c)......................................................       N.A.
312(a)......................................................       2.05
   (b)......................................................       14.03
   (c)......................................................       14.03
313(a)......................................................       7.06
   (b)(1)...................................................       N.A.
   (b)(2)...................................................       7.06
   (c)......................................................       14.02
   (d)......................................................       7.06
314(a)......................................................       4.02; 4.03; 14.02
   (b)......................................................       N.A.
   (c)(1)...................................................       14.04
   (c)(2)...................................................       14.04
   (c)(3)...................................................       N.A.
   (d)......................................................       N.A.
   (e)......................................................       14.05
   (f)......................................................       N.A.
315(a)......................................................       7.01
   (b)......................................................       7.05; 14.02
   (c)......................................................       7.01
   (d)......................................................       7.01
   (e)......................................................       6.11
316(a)(last sentence).......................................       2.08
   (a)(1)(A)................................................       6.05
   (a)(1)(B)................................................       6.04
   (a)(2)...................................................       N.A.
   (b)......................................................       6.07
317(a)(1)...................................................       6.08
   (a)(2)...................................................       6.09
   (b)......................................................       2.04
318(a) .....................................................       14.01

*Note: this Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                                               PAGE
                                         Table of Contents

                                             ARTICLE 1
                            DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01     Definitions.................................................................    1
SECTION 1.02     Other Definitions...........................................................    7
SECTION 1.03     Incorporation by Reference of Trust Indenture Act...........................    8
SECTION 1.04     Rules of Construction.......................................................    8
SECTION 1.05     Acts of Holders.............................................................    8

                                             ARTICLE 2
                                          THE SECURITIES

SECTION 2.01     Form and Dating.............................................................    9
SECTION 2.02     Execution and Authentication................................................   11
SECTION 2.03     Registrar and Paying Agent..................................................   12
SECTION 2.04     Paying Agent to Hold Money and Securities in Trust..........................   12
SECTION 2.05     Securityholder Lists........................................................   13
SECTION 2.06     Transfer and Exchange.......................................................   13
SECTION 2.07     Replacement Securities......................................................   15
SECTION 2.08     Outstanding Securities; Determinations of Holders' Action...................   15
SECTION 2.09     Temporary Securities........................................................   16
SECTION 2.10     Cancellation................................................................   16
SECTION 2.11     Persons Deemed Owners.......................................................   17
SECTION 2.12     Global Securities...........................................................   17
SECTION 2.13     CUSIP Numbers...............................................................   21

                                             ARTICLE 3
                                     REDEMPTION AND PURCHASES

SECTION 3.01     Right to Redeem; Notices to Trustee.........................................   22
SECTION 3.02     Selection of Securities to Be Redeemed......................................   22
SECTION 3.03     Notice of Redemption........................................................   22
SECTION 3.04     Effect of Notice of Redemption..............................................   23
SECTION 3.05     Deposit of Redemption Price.................................................   24
SECTION 3.06     Securities Redeemed in Part.................................................   24
SECTION 3.07     Exchange Arrangement on Call for Redemption.................................   24
SECTION 3.08     Purchase of Securities at Option of the Holder..............................   24
SECTION 3.09     Purchase of Securities at Option of the Holder upon Change of Control.......   29
SECTION 3.10     Effect of Purchase Notice or Change of Control Purchase Notice..............   32
SECTION 3.11     Deposit of Purchase Price or Change of Control Purchase Price...............   34
SECTION 3.12     Securities Purchased in Part................................................   34

SECTION 3.13     Repayment to the Company....................................................   34

                                             ARTICLE 4
                                             COVENANTS

SECTION 4.01     Payment of Securities.......................................................   35
SECTION 4.02     SEC and Other Reports.......................................................   35
SECTION 4.03     Compliance Certificates.....................................................   35
SECTION 4.04     Further Instruments and Acts................................................   36
SECTION 4.05     Maintenance of Office or Agency.............................................   36
SECTION 4.06     Delivery of Certain Information.............................................   36
SECTION 4.07     Limitation on Guarantees of Indebtedness by Subsidiaries....................   36
SECTION 4.08     Covenant to Comply with Securities Laws upon Purchase of Securities.........   36

                                             ARTICLE 5
                                       SUCCESSOR CORPORATION

SECTION 5.01     When Company May Merge or Transfer Assets...................................   37

                                             ARTICLE 6
                                       DEFAULTS AND REMEDIES

SECTION 6.01     Events of Default...........................................................   38
SECTION 6.02     Acceleration................................................................   40
SECTION 6.03     Other Remedies..............................................................   40
SECTION 6.04     Waiver of Past Defaults.....................................................   41
SECTION 6.05     Control by Majority.........................................................   41
SECTION 6.06     Limitation on Suits.........................................................   41
SECTION 6.07     Rights of Holders to Receive Payment........................................   42
SECTION 6.08     Collection Suit by Trustee..................................................   42
SECTION 6.09     Trustee May File Proofs of Claim............................................   42
SECTION 6.10     Priorities..................................................................   43
SECTION 6.11     Undertaking for Costs.......................................................   43
SECTION 6.12     Waiver of Stay, Extension or Usury Laws.....................................   43

                                             ARTICLE 7
                                              TRUSTEE

SECTION 7.01     Duties of Trustee...........................................................   44
SECTION 7.02     Rights of Trustee...........................................................   45
SECTION 7.03     Individual Rights of Trustee................................................   47
SECTION 7.04     Trustee's Disclaimer........................................................   47
SECTION 7.05     Notice of Defaults..........................................................   47
SECTION 7.06     Reports by Trustee to Holders...............................................   47
SECTION 7.07     Compensation and Indemnity..................................................   47
SECTION 7.08     Replacement of Trustee......................................................   48
SECTION 7.09     Successor Trustee by Merger.................................................   49

SECTION 7.10     Eligibility; Disqualification...............................................   49
SECTION 7.11     Preferential Collection of Claims Against Company...........................   49

                                             ARTICLE 8
                                      DISCHARGE OF INDENTURE

SECTION 8.01     Discharge of Liability on Securities........................................   49
SECTION 8.02     Repayment to the Company....................................................   50

                                             ARTICLE 9
                                            AMENDMENTS

SECTION 9.01     Without Consent of Holders..................................................   50
SECTION 9.02     With Consent of Holders.....................................................   51
SECTION 9.03     Compliance with Trust Indenture Act.........................................   52
SECTION 9.04     Revocation and Effect of Consents, Waivers and Actions......................   52
SECTION 9.05     Notation on or Exchange of Securities.......................................   52
SECTION 9.06     Trustee to Sign Supplemental Indentures.....................................   52
SECTION 9.07     Effect of Supplemental Indentures...........................................   52
SECTION 9.08     Waiver by Majority of Holders...............................................   53

                                            ARTICLE 10
                                   SPECIAL TAX EVENT CONVERSION

SECTION 10.01    Optional Exchange to Semiannual Coupon Note upon Tax Event..................   53

                                            ARTICLE 11
                                             EXCHANGE

SECTION 11.01    Exchange Privilege..........................................................   53
SECTION 11.02    Company's Right to Elect to Pay Cash or Common Stock........................   54

                                            ARTICLE 12
                                        PAYMENT OF INTEREST

SECTION 12.01    Interest Payments...........................................................   54
SECTION 12.02    Defaulted Interest..........................................................   54
SECTION 12.03    Interest Rights Preserved...................................................   55

                                            ARTICLE 13
                                            GUARANTEES

SECTION 13.01    Guarantees..................................................................   56
SECTION 13.02    Future Subsidiaries.........................................................   56
SECTION 13.03    Release of the Guarantor....................................................   56

                                            ARTICLE 14
                                           MISCELLANEOUS

SECTION 14.01    Trust Indenture Act Controls................................................   57
SECTION 14.02    Notices.....................................................................   57
SECTION 14.03    Communication by Holders with Other Holders.................................   58
SECTION 14.04    Certificate and Opinion as to Conditions Precedent..........................   58
SECTION 14.05    Statements Required in Certificate or Opinion...............................   58
SECTION 14.06    Separability Clause.........................................................   59
SECTION 14.07    Rules by Trustee, Paying Agent, Exchange Agent and Registrar................   59
SECTION 14.08    Calculations................................................................   59
SECTION 14.09    Legal Holidays..............................................................   59
SECTION 14.10    Governing Law...............................................................   59
SECTION 14.11    No Recourse Against Others..................................................   59
SECTION 14.12    Successors..................................................................   59
SECTION 14.13    Multiple Originals..........................................................   59

                  INDENTURE dated as of July 30, 2003 by and between AMERICA WEST AIRLINES, INC., a Delaware corporation (the "COMPANY") and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "TRUSTEE").

                             RECITALS OF THE COMPANY

                  WHEREAS, the Company has duly authorized the creation of an issue of Senior Exchangeable Notes due 2023 (the "SECURITIES") having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

                  WHEREAS, on the date hereof, America West Holdings Corporation, a Delaware corporation ("HOLDINGS"), and the Trustee have entered into a guarantee and exchange agreement dated as of even date herewith (the "EXCHANGE AGREEMENT") that provides for (i) the unconditional and irrevocable guarantee by the Guarantors (as defined therein) of the Guarantee Obligations (as defined therein) and (ii) the appointment by Holdings of the Trustee to act as exchange agent.

                  WHEREAS, all things necessary to make the Securities, when the Securities are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01     Definitions.

                  "144A Global Security" means a permanent Global Security in the form of the Security attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary or held by the Trustee pursuant to the FAST Balance Certificate Agreement between the Trustee and DTC, representing Securities sold in reliance on Rule 144A under the Securities Act.

                  "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Average Sale Price" means the average of the Sale Prices of the Common Stock for the shortest of

                  (1) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

                  (2) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days), or

                  (3) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Sections 7.06(c), 7.07, and 7.08 of the Exchange Agreement and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

                  "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

                  "Business Day" means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in The City of New York or the city in which the Corporate Trust Office is located are required or authorized to close.

                  "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or other equity issued by that corporation.

                  "Certificated Securities" means any of the Securities that are in the form of the Security attached hereto as Exhibit A-3.

                  "Common Stock" shall mean the shares of Class B Common Stock, $0.01 par value, of Holdings as it exists on the date of this Indenture or any other shares of Capital Stock of Holdings into which the Common Stock shall be reclassified or changed.

                  "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any Officer.

                  "Corporate Trust Office" means an office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 180 East Fifth Street, St. Paul, Minnesota 55101, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Company). Effective August 11, 2003, the address will be 60 Livingston Avenue, St. Paul, Minnesota 55107.

                  "Debt" means with respect to the Company or the Guarantor, as applicable, at any date, without duplication, obligations (other than nonrecourse obligations) for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "domestic Subsidiary" means any Subsidiary that was formed under the laws of the United States or any state or political subdivision thereof or the District of Columbia.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Agent" shall have the meaning set forth in Section
2.03 of this Indenture.

                  "Exchange Date" shall have the meaning assigned thereto pursuant to the Exchange Agreement.

                  "Exchange Rate" shall have the meaning assigned thereto pursuant to the Exchange Agreement.

                  "Global Securities" means any of the Securities that are in the form of the Security attached hereto as Exhibit A-1, and to the extent that such Securities are required to bear the Legend required by Section 2.06, such Securities will be in the form of a 144A Global Security.

                  "guarantee" shall have the meaning assigned thereto pursuant to the Exchange Agreement.

                  "Guarantee" shall have the meaning assigned thereto pursuant to the Exchange Agreement and in the Form of Guaranty attached as Exhibit A-2 hereof.

                  "Guarantors" shall have the meaning assigned thereto pursuant to the Exchange Agreement and the meaning assigned thereto in Section 13.02 hereof.

                  "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

                  "Institutional Accredited Investor Security" means a Security in the form of the Security attached hereto as Exhibit A-3, representing Securities sold to Institutional Accredited Investors.

                  "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

                  "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

                  "Market Price" shall have the meaning assigned thereto pursuant to the Exchange Agreement.

                  "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Vice President, any Vice President, the Treasurer, the Comptroller, the Chief Financial Officer, the Controller or the Secretary of the Company.

                  "Officer's Certificate" means a written certificate containing the information specified in Sections 14.04 and 14.05, signed in the name of the Company by any Officer, and delivered to the Trustee. An Officer's Certificate given pursuant to Section 4.03 shall be signed by the principal executive financial or accounting Officer of the Company but need not contain the information specified in Sections 14.04 and 14.05.

                  "Opinion of Counsel" means a written opinion containing the information specified in Sections 14.04 and 14.05, from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

                  "Original Issue Discount" of any Security means the difference between the Issue Price and the Principal Amount at Maturity of the Security as set forth on the face of the Security, which shall accrue as set forth in the form of Security.

                  "Paying Agent" shall have the meaning set forth in section
2.03 of this Indenture.

                  "person" or "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                  "Principal Amount at Maturity" of a Security means the principal amount at maturity as set forth on the face of the Security.

                  "Redemption Date" or "redemption date" means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

                  "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 5 of the Securities.

                  "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

                  "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A-1 and A-3 of this Indenture.

                  "Rule 144" means Rule 144 under the Securities Act (or any successor rule having substantially similar provisions), as it may be amended from time to time.

                  "Rule 144A" means Rule 144A under the Securities Act (or any successor rule having substantially similar provisions), as it may be amended from time to time.

                  "Sale Price" of Capital Stock on any date means (a) the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported on the principal United States securities exchange on which the Capital Stock is traded or, if the Capital Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated or (b) in the absence of such quotation, such price as the Company shall determine on the basis of such quotations as the Company considers appropriate.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities" means any of the Company's Senior Exchangeable Notes due 2023, as amended or supplemented from time to time, issued under this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

                  "Significant Subsidiary", as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act.

                  "Special Record Date" means, with respect to the payment of any Defaulted Interest, the date fixed by the Trustee pursuant to Section 12.02.

                  "Stated Maturity", when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount at Maturity of such Security is due and payable.

                  "Subsidiary" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation or a partnership) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, have (x) at least a majority ownership interest or
(y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

                  "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after July 30, 2003, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application (including through litigation or a settlement involving the Company) of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after July 30, 2003, there is more than an insubstantial risk that interest (including accrued Original Issue Discount) payable on the Securities either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States federal income tax purposes.

                  "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

                  "Time of Determination" shall have the meaning assigned thereto in the Exchange Agreement.

                  "trading day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

                  "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  SECTION 1.02     Other Definitions.

                                                                          Defined in
Term                                                                       Section
----                                                                       -------
"Act"..................................................................   1.05(a)
"Agent Members"........................................................   2.12(f)
"Bankruptcy Law".......................................................   6.01
"cash".................................................................   3.08(b)
"Change of Control"....................................................   3.09(a)
"Change of Control Purchase Date"......................................   3.09(a)
"Change of Control Purchase Notice"....................................   3.09(c)
"Change of Control Purchase Price".....................................   3.09(a)
"Company Notice".......................................................   3.08(d)
"Company Notice Date"..................................................   3.08(c)
"Exchange Agent".......................................................   2.03
"Custodian"............................................................   6.01
"Defaulted Interest"...................................................   12.02
"Depositary"...........................................................   2.01(a)
"DTC"..................................................................   2.01(a)
"Event of Default".....................................................   6.01
"Holdings Option"......................................................   3.08(a)
"Institutional Accredited Investors"...................................   2.01(b)
"Interest Payment Date"................................................   10.01
"Legal Holiday"........................................................   14.09
"Legend"...............................................................   2.06(f)
"Notice of Default"....................................................   6.01
"Option Exercise Date".................................................   10.01
"Paying Agent".........................................................   2.03
"Protected Purchaser"..................................................   2.07
"Purchase Date"........................................................   3.08(a)
"Purchase Notice"......................................................   3.08(a)
"Purchase Price".......................................................   3.08(a)
"QIBs".................................................................   2.01(a)
"Registrar"............................................................   2.03
"Regular Record Date"..................................................   10.01
"Restated Principal Amount"............................................   10.01

"Rule 144A Information"................................................   4.06
"Special Record Date"..................................................   12.02
"Tax Event Date".......................................................   10.01

                  SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

                  (1)      a defined term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect from time to time;

                  (3)      "or" is not exclusive;

                  (4)      "including" means including, without limitation; and

                  (5) words in the singular include the plural, and words in the plural include the singular.

                  SECTION 1.05     Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution (or electronic delivery) or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing or delivering such instrument or writing acknowledged to such officer the execution (or electronic delivery) thereof. When such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing (electronic or otherwise), or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The ownership of Securities shall be proved by the register maintained by the Registrar.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture within six months after the record date.

                                   ARTICLE 2

                                 THE SECURITIES

                  SECTION 2.01 Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-3, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

                  (a) 144A Global Securities. Securities offered and sold within the United States to "qualified institutional buyers" as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "DEPOSITARY"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount at Maturity of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

                  (b) Institutional Accredited Investor Securities. Except as provided in this Section 2.01 or Section 2.06 or 2.12, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities. Securities offered and sold within the United States to institutional "accredited investors" as defined in Rule 501(a)(1), (2) (3) and (7) under the Securities Act ("INSTITUTIONAL ACCREDITED INVESTORS") shall be issued initially in the form of an Institutional Accredited Investor Security, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

                  (c) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount at Maturity of outstanding Securities from time to time endorsed thereon and that the aggregate Principal Amount at Maturity of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

                  Any adjustment of the aggregate Principal Amount at Maturity of a Global Security to reflect the amount of any increase or decrease in the Principal Amount at Maturity of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

                  (d) Book-Entry Provisions. This Section 2.01(d) shall apply only to Global Securities deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.01(d), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for such Depositary and (c) shall bear legends substantially to the following effect:

         "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

                  (e) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit A-3 attached hereto.

                  (f) U.S. Tax Legend. All Securities shall bear the following legend:

         "THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE OF THIS NOTE WAS $343.61 PER $1,000 OF PRINCIPAL AMOUNT AT MATURITY; THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, INCLUDING CASH INTEREST PAYABLE THROUGH JULY 30, 2008 TAXABLE AS ORIGINAL ISSUE DISCOUNT UNDER TREASURY REGULATION SECTION 1.1273-1, IS $780.95 PER $1,000 OF PRINCIPAL AMOUNT AT MATURITY; THE ISSUE DATE IS JULY 30, 2003; AND THE YIELD TO MATURITY FOR THE PURPOSES OF ACCRUING TAX ORIGINAL ISSUE DISCOUNT IS 7.25% PER ANNUM, CALCULATED ON A SEMIANNUAL BOND EQUIVALENT BASIS."

                  SECTION 2.02 Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

                  Securities bearing the manual or facsimile signatures of an individual who was at the time of the execution of the Securities the proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory of the Trustee and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

                  The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount at Maturity of up to $261,925,000 upon a Company Order without any further action by the Company. The aggregate Principal Amount at Maturity of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in
Section 2.07.

                  The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount at Maturity and any integral multiple thereof.

                  SECTION 2.03 Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), and an office or agency where Securities may be presented for purchase or payment ("PAYING AGENT") and pursuant to the Exchange Agreement, Holdings shall appoint an exchange agent ("EXCHANGE AGENT") and shall maintain an office or agency where Securities may be presented for exchange. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, including any named pursuant to Section 4.05.

                  The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar or Paying Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or co-registrar.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.04 Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, not later than 11:30 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

                  SECTION 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on June 1 and December 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06     Transfer and Exchange. Subject to Section
 2.12 hereof,

                  (a) Upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Securities from the Securityholder requesting such registration of transfer or exchange.

                  At the option of the Holder, Certificated Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

                  The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Change of Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of

Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

                  (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

                  (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon registration of transfer or exchange of Securities.

                  (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

                  (f) If Securities are issued upon the registration of transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Security attached hereto as Exhibits A-1 and A-3 setting forth such restrictions (collectively, the "LEGEND"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Securities are not "restricted" within the meaning of Rule 144. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, upon receipt of a Company Order, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Company shall use its reasonable best efforts to reinstate the Legend.

                  The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 2.07 Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser within the meaning of Article 8 of the Uniform Commercial Code (a "PROTECTED PURCHASER"), the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount at Maturity, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

                  Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  SECTION 2.08 Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those paid pursuant to Section 2.10 and delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount at Maturity of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

                  If a Security is replaced pursuant to Section 2.07, the replaced Security ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to each of them that the replaced Security is held by a Protected Purchaser unaware that such Security has been replaced, in which case the replacement security shall be deemed not to be outstanding.

                  If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Purchase Date or a Change of Control Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Change of Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Original Issue Discount or cash interest on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture.

                  If a Security is exchanged in accordance with Article 11, then from and after the time of exchange on the Exchange Date, such Security shall cease to be outstanding and Original Issue Discount or cash interest shall cease to accrue on such Security.

                  SECTION 2.09 Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                  If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and upon Company Order the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount at Maturity of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                  SECTION 2.10 Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, exchange by Holdings, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has exchanged pursuant to Article
11. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee.

                  SECTION 2.11 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price or Change of Control Purchase Price in respect thereof or cash interest thereon, for the purpose of exchange and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  SECTION 2.12     Global Securities.

                  (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i),
(B) transfer of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(ii) below, and (C) transfers of a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(iii) and Section 2.12(a)(iv) below.

                  (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this Section 2.12(a)(i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

                  (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

                           (A) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B-1, and, if requested by the Company or the Registrar, certification in the form set forth in Exhibit B-2, that such beneficial interest in the Global Security is being transferred to an Institutional Accredited Investor that satisfies the definitions set forth in subparagraph (a)(1),
                  (2), (3) or (7) of Rule 501 under the Securities Act;

                           (B) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate Principal Amount at Maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

                           (C) if the Company or Registrar so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount at Maturity of Securities represented by the Global Security to be decreased by the aggregate Principal Amount at Maturity of the Certificated Security to be issued, shall authenticate and deliver such Certificated Security and shall instruct the Depositary to debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount at Maturity of the Certificated Security so issued.

                  (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

                           (x)      to register the transfer of such
                  Certificated Securities; or

                           (y) to exchange such Certificated Securities for an equal Principal Amount at Maturity of Certificated Securities of other authorized denominations,

         the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for registration of transfer or exchange:

                           (A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                           (B) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or, if being transferred pursuant to clause
                  (1), (2) or (3) below, are accompanied by the additional information and documents specified in each clause, as applicable:

                                    (1)      if such Certificated Securities are
                           being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                                    (2)      if such Certificated Securities are
                           being transferred to the Company, a certification to that effect; or

                                    (3)      if such Certificated Securities are
                           being transferred pursuant to an exemption from registration (i) a certification to that effect (in the form set forth in Exhibit B-1 and B-2, if applicable) and (ii) if the Company or Registrar so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend.

                  (iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                           (A) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B-1, that such Certificated Security is being transferred to a QIB in accordance with Rule 144A; and

                           (B) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate Principal Amount at Maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount at Maturity of Securities represented by the Global Security to be increased by the aggregate Principal Amount at Maturity of the Certificated Security to be exchanged, and shall instruct the Depositary to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount at Maturity of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a new Global Security in the appropriate Principal Amount at Maturity.

                  (b) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend including the requirement of the delivery of an Opinion of Counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B-1, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

                  (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under paragraph (k) of Rule 144. Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company, the Trustee and the Registrar and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144), be exchanged for a new Security, of like tenor and aggregate Principal Amount at Maturity, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee and the Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

                  (d)      As used in the preceding two paragraphs of this
Section 2.12, the term "TRANSFER" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

                  (e) The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:

                  (1) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.12(a)(ii), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "CLEARING AGENCY" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days; (ii) the Company elects to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (iii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to subclause (i) of this clause (1) shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (ii) of this clause (1) may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security.

                  (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount at Maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount at Maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

                  (5) Neither any members of, or participants in, the Depositary (collectively, the "AGENT MEMBERS") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee, the Registrar, the Paying Agent and any agent of the Company, the Trustee, the Registrar or the Paying Agent as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

                  SECTION 2.13 CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                    ARTICLE 3

                            REDEMPTION AND PURCHASES

                  SECTION 3.01 Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 5 and 7 of the Securities. Prior to July 30, 2008, the Company cannot redeem the Securities. Beginning on July 30, 2008, the Company may redeem the Securities for cash in whole at any time, or in part from time to time. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date, the Principal Amount at Maturity of Securities to be redeemed, the Redemption Price and the amount of accrued and unpaid cash interest, if any, payable on the Redemption Date.

                  The Company shall give the notice to the Trustee and the Paying Agent provided for in this Section 3.01 by a Company Order, at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

                  SECTION 3.02 Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount at Maturity of Securities that have denominations larger than $1,000.

                  Securities and portions of them the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  If any Security selected for partial redemption is exchanged in part before termination of the exchange right with respect to the portion of the Security so selected, the exchanged portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities that have been exchanged during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

                  SECTION 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1)      the Redemption Date;

                  (2) the Redemption Price and accrued and unpaid cash interest, if any, payable on the Redemption Date. If the Securities are converted to semi-annual coupon notes following the occurrence of a Tax Event in accordance with Article 10 of this Indenture, the Securities will be redeemable at the Redemption Price of the restated principal amount plus accrued and unpaid interest from the date of such exchange to the Redemption Date;

                  (3)      the Exchange Rate;

                  (4)      the name and address of the Paying Agent and Exchange
         Agent;

                  (5) that Securities called for redemption may be exchanged at any time before the close of business on the second Business Day immediately preceding the Redemption Date, even if not otherwise exchangeable at such time;

                  (6) that Holders who want to exchange Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

                  (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued and unpaid cash interest, if any;

                  (8) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts at Maturity of the particular Securities to be redeemed;

                  (9) that, unless the Company defaults in making payment of such Redemption Price and any cash interest which is due and payable, Original Issue Discount and interest or cash interest will cease to accrue on and after the Redemption Date;

                  (10)     the CUSIP number of the Securities; and

                  (11)     any other information the Company wants to present.

                  At the Company's request, the Trustee shall give the notice of redemption to Holders in the Company's name and at the Company's expense, provided that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date such notice of redemption must be mailed.

                  SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price (together with accrued and unpaid cash interest, if any, to but not including the date of redemption) stated in the notice except for Securities which are exchanged in accordance with the terms of this Indenture and the Exchange Agreement. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price (together with accrued and unpaid cash interest, if any, to but not including the date of redemption) stated in the notice.

                  SECTION 3.05 Deposit of Redemption Price. Prior to 11:30 a.m. (New York City time), on any Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and any accrued and unpaid interest to but not including the date of redemption with respect to, all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been exchanged. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of exchange of Securities pursuant to Article 11. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

                  SECTION 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount at Maturity to the unredeemed portion of the Security surrendered.

                  SECTION 3.07 Exchange Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and exchange of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or prior to 11:30 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price of, and any accrued and unpaid interest with respect to, such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Prices of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for exchange by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 11 or the Exchange Agreement) surrendered by such purchasers for exchange, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and exchange in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and exchange of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and exchange of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                  SECTION 3.08     Purchase of Securities at Option of the
Holder.

                  (a) General. Securities shall be purchased by the Company pursuant to paragraph 6 of the Securities as of July 30, 2008, 2013 and 2018 (each, a "PURCHASE DATE"), at the purchase price of $343.61 per $1,000 of Principal Amount at Maturity as of July 30, 2008, of $490.58 per $1,000 of Principal Amount at Maturity as of July 30, 2013, and of $700.41 per $1,000 of Principal Amount at Maturity as of July 30, 2018, in each case, plus accrued and unpaid cash interest, if any, to the Purchase Date (each, a "PURCHASE PRICE", as applicable), at the option of the Holder thereof, upon:

                  (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "PURCHASE NOTICE") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the second Business Day prior to such Purchase Date stating:

                           (A) the certificate number of the Security which the Holder will deliver to be purchased;

                           (B) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be a Principal Amount at Maturity of $1,000 or an integral multiple thereof;

                           (C) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities, in this Indenture and the Exchange Agreement; and

                           (D) in the event Holdings elects, pursuant to the terms of the Exchange Agreement, to deliver shares of Common Stock to satisfy all or a portion of the Purchase Price to be paid as of such Purchase Date ("HOLDINGS OPTION"), but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash by the Company because Holdings has not satisfied one or more of the conditions to payment of the Purchase Price in Common Stock prior to the close of business on such Purchase Date, as set forth in the Exchange Agreement, whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

                  (2) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

                  If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of
Section 3.10, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.08(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid cash interest, if any) promptly following the later of the Purchase Date and the time of delivery of the Security.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the second Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

                  The Paying Agent shall promptly notify the Company, Holdings and the Exchange Agent of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                  (b) Holdings Right to Elect Manner of Payment of Purchase Price. The Securities to be purchased pursuant to Section 3.08(a) may be paid for, at the election of Holdings, in Common Stock. If, in accordance with the terms of the Exchange Agreement, Holdings has notified the Company and the Paying Agent of its election to pay the Purchase Price with Common Stock the Company will not be required to pay the Purchase Price in cash.

                  In the event that Holdings, (i) does not elect to use any Common Stock to purchase Securities, or (ii) elects to pay for Securities in Common Stock in respect of a portion of the Securities offered for purchase by the Holder pursuant to Section 3.08(a), in the case of (a), the Company will be obligated to pay the Purchase Price, in U.S. Legal Tender ("CASH"), in full or to the extent of the shortfall, as applicable. The Company shall designate, in the Company Notice delivered pursuant to Section 3.08(d), whether Holdings has exercised Holdings Option, if the Holdings Option has been exercised, the extent to which the Purchase Price will be paid in Common Stock, including setting out the percentages or amounts of the Purchase Price of Securities in respect of which it will pay in cash or Holdings will pay in Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 3.08 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section

3.08(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that Holdings is unable to purchase the Securities of a Holder or Holders by the issue of Common Stock by Holdings, for any reason whatsoever including, without limitation, because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company shall purchase the Securities of such Holder or Holders for cash. Neither Holdings nor the Company may change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Securityholders except pursuant to this Section 3.08(b) or pursuant to Section 3.08(d) in the event of a failure by Holdings to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

                  At least three Business Days before the Company Notice Date, the Company shall deliver an Officer's Certificate to the Trustee specifying:

                  (i)               the manner of payment selected by the
         Company;

                  (ii) if Holdings has exercised its option to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.08(d) have been or will be complied with; and

                  (iii) whether the Company desires the Trustee to give the Company Notice required by Section 3.08(d).

                  (c) Purchase with Cash. On each Purchase Date, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given and not withdrawn, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Securities. If the Company elects to purchase Securities with cash, the Company Notice, as provided in Section 3.08(d), shall be sent to Holders not less than 20 Business Days prior to such Purchase Date (the "COMPANY NOTICE DATE").

                  (d) Notice of Election. The Company's notice of the election to purchase with cash or Common Stock or any combination thereof shall be sent to the Holders (and to beneficial owners as required by applicable law) (with a copy to Holdings) in the manner provided in Section 14.02 at the time specified in Section 3.08(c) (the "COMPANY NOTICE"). Such Company Notice shall state the manner of payment elected and shall contain the following information:

                  In the event that Holdings has elected to pay the Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                  (1) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to the Purchase Price or such specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                  (2) set forth the method of calculating the Market Price of the Common Stock;

                  (3) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date; and

                  (4) state that a Holder's right to receive Common Stock is detailed in the Exchange Agreement.

                  In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

                  (i) the Purchase Price, the Exchange Rate and accrued and unpaid cash interest, if any, that will be accrued and payable with respect to the Securities as of the Purchase Date;

                  (ii) whether the Purchase Price will be paid in cash by the Company or in Common Stock by Holdings or any combination thereof, specifying the percentage of each;

                  (iii) the name and address of the Paying Agent and the Exchange Agent;

                  (iv) that Securities as to which a Purchase Notice has been given may be exchanged pursuant to Article 11 hereof and the Exchange Agreement only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (v) that Securities must be surrendered to the Paying Agent or the Exchange Agent to collect payment of the Purchase Price and interest, if any;

                  (vi) that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn, together with any cash interest payable with respect thereto, will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (v);

                  (vii) the procedures the Holder must follow to exercise rights under Section 3.08 and a brief description of those rights;

                  (viii) briefly, the exchange rights of the Securities and that Holders who want to exchange Securities must satisfy the requirements set forth in paragraph 8 of the Securities and the Exchange Agreement;

                  (ix) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.08(a)(1)(D) or Section 3.10);

                  (x) that, unless the Company defaults in making payment of such Purchase Price and cash interest, if any, Original Issue Discount and cash interest, if any, on Securities surrendered for purchase will cease to accrue on and after the Purchase Date; and

                  (xi)              the CUSIP number of the Securities.

                  At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

                  Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities, the Company will issue a press release and publish such determination on the Company's web site on the World Wide Web.

                  (e) Procedure upon Purchase. If the Company is required to pay any or all of the Purchase Price of the Securities in cash, the Company shall deposit cash (in respect of a cash purchase under Section 3.08(c) or for fractional interests as applicable), at the time and in the manner as provided in Section 3.11, sufficient to pay the aggregate Purchase Price of, and any accrued and unpaid cash interest with respect to all Securities to be purchased pursuant to this Section 3.08.

                  SECTION 3.09 Purchase of Securities at Option of the Holder upon Change of Control.

                  (a) If there shall have occurred a Change of Control, Securities shall be purchased by the Company, at the option of the Holder thereof, at a purchase price specified in paragraph 6 of the Securities (the "CHANGE OF CONTROL PURCHASE PRICE"), as of the date that is no later than 30 Business Days after the occurrence of the Change of Control but in no event prior to the date on which such Change of Control occurs (the "CHANGE OF CONTROL PURCHASE DATE"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.09(c).

                  A "CHANGE OF CONTROL" means the occurrence of any of the following:

                  (i) any person or group other than the TPG Entities, any of Holdings' subsidiaries or any of Holdings' employee benefit plans, is or becomes the beneficial owner, directly or indirectly, of shares of the voting stock of Holdings representing 50% or more of the total voting power of all outstanding classes of the voting stock of Holdings or has the power, directly or indirectly, to elect a majority of the members of the board of directors of Holdings; or

                  (ii) any person or group, including the TPG Entities, files a Schedule TO or a Schedule 13D (or any successors to those schedules) stating that they have become and actually are beneficial owners of the voting stock of Holdings representing more than 80%, in the aggregate, of the total voting power of all outstanding classes of voting stock of Holdings entitled to vote generally in the election of the members of our board of directors; or

                  (iii) Holdings or the Company consolidates with, or merges with or into, another person or Holdings or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, or any person consolidates with, or merges with or into, Holdings or the Company, in any such event other than pursuant to a transaction in which the persons that beneficially owned, directly or indirectly, the shares of the voting stock of Holdings immediately prior to such transaction beneficially own, directly or indirectly, shares of the voting stock of Holdings representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person; or

                  (iv) the adoption of a plan relating to the liquidation or dissolution of Holdings or the Company (other than a dissolution of the Company into Holdings); or

                  (v) the first day on which more than a majority of the members of the board of directors of Holdings are not continuing directors; or

                  (vi) Holdings ceases to own, directly or indirectly, shares of the voting stock of the Company representing 100% of the total voting power of all outstanding classes of the voting stock of the Company, other than as a result of a merger or dissolution of the Company with or into Holdings.

For purposes of the foregoing change of control definition: (a) "PERSON" and "GROUP" have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act (or any successor to such sections); (b) "beneficial ownership" will be determined in accordance with Rule 13d-3 under the Exchange Act (or any successor to such rule); (c) "continuing directors" means any member of the board of directors of Holdings who (i) was a member of the board of directors of Holdings on the date of original issuance of the Securities or (ii) was nominated for election to the board of directors of Holdings with the approval of, or whose election to the board of directors of Holdings was ratified by, at least a majority of the continuing directors who were members of the board of directors of Holdings at the time of such nomination or election; and (d) "TPG ENTITIES" means TPG Partners, L.P., a Delaware limited partnership, TPG Parallel I L.P., a Delaware limited partnership, Air Partners II, L.P., a Texas limited partnership, or any person or entity that directly or indirectly through one or intermediaries controls, is controlled by, or is under common control with such TPG Entity.

                  (b) Within 15 Business Days after the occurrence of a Change of Control, the Company shall mail a written notice of Change of Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change of Control Purchase Notice to be completed by the Securityholder and shall state:

                  (1) briefly, the events causing a Change of Control and the date of such Change of Control;

                  (2) the date by which the Change of Control Purchase Notice pursuant to this Section 3.09 must be given;

                  (3)      the Change of Control Purchase Date;

                  (4) the Change of Control Purchase Price and, to the extent known at the time of such notice, the amount of interest, if any, that will be accrued and payable with respect to the Securities as of the Change of Control Purchase Date;

                  (5) the name and address of the Paying Agent and the Exchange Agent;

                  (6) whether Holdings has elected, pursuant to the terms of the Exchange Agreement, to deliver Common Stock (as defined in the Exchange Agreement) in full or partial satisfaction of the Change of Control Purchase Price;

                  (7) that a Holder's right to receive Common Stock is detailed in the Exchange Agreement;

                  (8) if Holdings has elected to deliver Common Stock (as defined in the Exchange Agreement), the calculation of the Market Price of the Common Stock (as defined in the Exchange Agreement);

                  (9) the Exchange Rate and any adjustments thereto resulting from the Change of Control;

                  (10) that Securities as to which a Change of Control Purchase Notice has been given may be exchanged pursuant to Article 11 hereof and the Exchange Agreement only if the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (11) that Securities must be surrendered to the Paying Agent to collect payment of the Change of Control Purchase Price and accrued and unpaid cash interest, if any;

                  (12) that the Change of Control Purchase Price for any Security as to which a Change of Control Purchase Notice has been duly given and not withdrawn, together with any accrued interest payable with respect thereto, will be paid promptly following the later of the Change of Control Purchase Date and the time of surrender of such Security as described in (11);

                  (13) briefly, the procedures the Holder must follow to exercise rights under this Section 3.09;

                  (14) briefly, the exchange rights of the Securities and a reference to the Exchange Agreement;

                  (15) the procedures for withdrawing a Change of Control Purchase Notice;

                  (16) that, unless the Company defaults in making payment of such Change of Control Purchase Price and cash interest, if any on Securities surrendered for purchase, Original Issue Discount or cash interest on Securities surrendered for purchase will cease to accrue on and after the Change of Control Purchase Date; and

                  (17)     the CUSIP number of the Securities.

                  (c) A Holder may exercise its rights specified in Section 3.09(a) upon delivery of a written notice of purchase (a "CHANGE OF CONTROL PURCHASE NOTICE") to the Paying Agent at any time prior to the close of business on the Change of Control Purchase Date, stating:

                  (1) the certificate number of the Security which the Holder will deliver to be purchased;

                  (2) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                  (3) that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 6 of the Securities.

                  The delivery of such Security to the Paying Agent prior to, on or after the Change of Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 3.09 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.

                  The Board of Directors may not waive the Company's obligation to purchase the Securities at the option of the Holders in the event of a Change of Control.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.09, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change of Control Purchase Notice contemplated by this Section 3.09(c) shall have the right to withdraw such Change of Control Purchase Notice at any time prior to the close of business on the second Business Day prior to the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

                  The Paying Agent shall promptly notify the Company, Holdings and the Exchange Agent of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

                  The Company shall not be required to comply with this Section
3.09 if a third party mails a written notice of Change of Control in the manner, at the times and otherwise in compliance with this Section 3.09 and repurchases all Securities for which a Change of Control Purchase Notice shall be delivered and not withdrawn.

                  SECTION 3.10 Effect of Purchase Notice or Change of Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change of Control Purchase Notice specified in Section 3.08(a) or Section 3.09(c), as applicable, the Holder of the

Security in respect of which such Purchase Notice or Change of Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change of Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change of Control Purchase Price, as the case may be, and any accrued and unpaid cash interest, with respect to such Security. Such Purchase Price or Change of Control Purchase Price and any accrued and unpaid cash interest, if any, shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent or Exchange Agent, promptly following the later of (x) the Purchase Date or the Change of Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.08(a) or Section 3.09(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08(a) or Section 3.09(c), as applicable. Securities in respect of which a Purchase Notice or Change of Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be exchanged pursuant to Article 11 hereof or the Exchange Agreement on or after the date of the delivery of such Purchase Notice or Change of Control Purchase Notice, as the case may be, unless such Purchase Notice or Change of Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

                  A Purchase Notice or Change of Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change of Control Purchase Notice, as the case may be, at any time prior to the close of business on the second Business Day prior to the Purchase Date or the Change of Control Purchase Date, as the case may be, specifying:

                  (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

                  (2) the Principal Amount at Maturity of the Security with respect to which such notice of withdrawal is being submitted; and

                  (3) the Principal Amount at Maturity, if any, of such Security which remains subject to the original Purchase Notice or Change of Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

                  A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of
Section 3.08(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.08(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

                  There shall be no purchase of any Securities pursuant to
Section 3.08 (other than through the issuance of Common Stock (as defined in the Exchange Agreement) in payment of the Purchase Price, including cash in lieu of fractional shares) or 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change of Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change of Control

Purchase Price, as the case may be, and any accrued and unpaid cash interest with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change of Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change of Control Purchase Price, as the case may be, and any accrued and unpaid cash interest with respect to such Securities) in which case, upon such return, the Purchase Notice or Change of Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                  SECTION 3.11 Deposit of Purchase Price or Change of Control Purchase Price. Prior to 10:00 a.m., New York City time, on the Purchase Date or the Change of Control Purchase Date, as the case may be, (i) the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business Day) and,
(ii) Holdings shall deposit with the Exchange Agent Common Stock (as defined in the Exchange Agreement) pursuant to Section 3.03 of the Exchange Agreement, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of, and any accrued and unpaid cash interest with respect to, all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change of Control Purchase Date, as the case may be.

                  SECTION 3.12 Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Security so surrendered which is not purchased.

                  SECTION 3.13 Repayment to the Company. (a) The Trustee and the Paying Agent shall promptly return to the Company any cash; and (b) the Trustee and the Exchange Agent shall promptly return to Holdings any shares of Common Stock that remain unclaimed as provided in paragraph 14 of the Securities and Section 3.10 of the Exchange Agreement, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Purchase Price or Change of Control Purchase Price, as the case may be, or accrued and unpaid cash interest, if any; provided, however, that to the extent that the aggregate amount of cash deposited by the Company and shares of Common Stock deposited by Holdings pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of, and the accrued and unpaid cash interest with respect to, the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change of Control Purchase Date, as the case may be, whether as a result of withdrawal or otherwise, then promptly after the Business Day following the Purchase Date or Change of Control Purchase Date, as the case may be, the

Trustee shall return any such excess to the Company or Holdings, as applicable, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)).

                                    ARTICLE 4

                                    COVENANTS

                  SECTION 4.01 Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent, as the case may be, shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time on the payment date, by the Company or Holdings, respectively. Principal Amount at Maturity, Restated Principal Amount, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change of Control Purchase Price, and cash interest shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Change of Control Purchase Price, on the Business Day following the applicable Purchase Date or Change of Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money, sufficient to pay all such amounts then due.

                  The Company shall, to the extent permitted by law, pay cash interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

                  SECTION 4.02 SEC and Other Reports. The Company shall deliver to the Trustee, within 15 days after they file such annual and quarterly reports, information, documents and other reports with the SEC, copies of their annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

                  SECTION 4.03 Compliance Certificates. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2003) an Officer's Certificate of the Company, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                  SECTION 4.04 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                  SECTION 4.05 Maintenance of Office or Agency. The Company will maintain an office or agency of the Trustee, Registrar, Paying Agent and Exchange Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase or redemption and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee, located at 180 East Fifth Street, St. Paul, Minnesota 55101 (Attention: Corporate Trust Services), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.02. Effective August 11, 2003, the office of the Trustee will be 60 Livingston Avenue, St. Paul, Minnesota 55107.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

                  SECTION 4.06 Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Securities or shares of Common Stock which are restricted securities issued upon exchange thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Securities or holder of shares of Common Stock issued upon exchange of Securities, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "RULE 144A INFORMATION" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

                  SECTION 4.07 Limitation on Guarantees of Indebtedness by Subsidiaries. The Company will not permit any Subsidiary to guarantee the payment of any Debt of the Company unless such Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a Guarantee of the Securities by such Subsidiary to the extent required in Article 13 hereof.

                  SECTION 4.08 Covenant to Comply with Securities Laws upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.08 or 3.09 hereof (provided that such offer or purchase constitutes an "ISSUER TENDER OFFER" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall to the extent applicable (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act,
(ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.08 and 3.09 to be exercised in the time and in the manner specified in Sections
3.08 and 3.09.

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

                  SECTION 5.01 When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all of its properties and assets to any person, nor will the Company permit any Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other person or persons, unless:

                  (a) either (1) the Company or such Subsidiary shall be the surviving corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company or such Subsidiary is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company or such Subsidiary substantially as an entirety (i) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company or such Subsidiary under the Securities and this Indenture;

                  (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

                  (c) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  The successor person formed by such consolidation or into which the Company or the applicable Subsidiary is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the applicable Subsidiary under this Indenture with the same effect as if such successor had been named as the Company or the applicable Subsidiary herein; and thereafter, except in the case of a lease, the Company or the applicable Subsidiary shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the applicable Subsidiary, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company and the applicable Subsidiary.

                  Except as permitted under Section 8.08 of the Exchange Agreement, a Guarantor shall not consolidate with or merge into any Person or convey, transfer or lease its properties and assets substantially as an entity to another Person unless the surviving Person assumes the obligations of such Guarantor and the surviving Person is a corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, except if all of the assets or all of the common stock of such Guarantor (other than Holdings) is sold to a non-affiliate of the Company, in which case the Guarantee is released.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

                  SECTION 6.01 Events of Default. An "EVENT OF DEFAULT" occurs if:

                  (1) the Company defaults in payment of any interest when due under the Securities and such default continues for 30 days;

                  (2) the Company defaults in the payment of the Principal Amount at Maturity (or, if the Securities have been converted to semiannual coupon notes following a Tax Event pursuant to Section 10.01 of the Indenture, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount or cash interest, Redemption Price, Purchase Price or Change of Control Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

                  (3) the Company or any Guarantor fails to comply with any of its agreements in the Security or this Indenture or the Exchange Agreement (other than those referred to in clauses (1) and (2) above) and such failure continues for 60 days after receipt by the Company or any Guarantor of a Notice of Default;

                  (4) default under any Debt, whether such Debt now exists or is created later, which default results in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and the principal amount of all Debt so accelerated, together with all Debt due and payable but not paid prior to the end of any grace period, is $25,000,000 or more, and such acceleration has not been rescinded or annulled within a period of 30 days after receipt by the Company of a Notice of Default from the Trustee; provided, however, that if any such default shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred;

                  (5) any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture) and such condition shall have continued for a period of 30 days after written notice of such failure requiring the Guarantor and the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of 25% in aggregate principal amount of the Securities then outstanding;

                  (6) the Company or any Guarantor pursuant to or under or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case or proceeding;

                           (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                           (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                           (D) makes a general assignment for the benefit of its creditors;

                           (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

                           (F) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any Guarantor in an involuntary case or proceeding, or adjudicates the Company or any Guarantor insolvent or bankrupt;

                           (B) appoints a Custodian of the Company or any Guarantor or for any substantial part of the Company's or the Guarantor's property; or

                           (C) orders the winding up or liquidation of the Company or any Guarantor;

                  and the order or decree remains unstayed and in effect for 60 days.

                  "BANKRUPTCY LAW" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

                  "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (3) or clause (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding notify the Company, the Guarantors and the Trustee, of the Default and the Company or the Guarantor does not cure such Default (and such Default is not waived) within the time specified in clause (3) or clause (4) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "NOTICE OF DEFAULT".

                  The Company or the Guarantor, as applicable, shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (3) or clause (4) above, its status and what action the Company or the Guarantor, as applicable is taking or proposes to take with respect thereto.

                  SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) in respect of the Company or the Guarantor, as applicable) occurs and is continuing, the Trustee by written notice to the Company and the Guarantor, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding by notice to the Company, the Guarantor and the Trustee, may declare the Issue Price plus accrued Original Issue Discount or cash interest (or if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued interest) through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Issue Price plus accrued Original Issue Discount, and such accrued and unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) occurs in respect of the Company and is continuing, the Issue Price plus accrued Original Issue Discount or accrued cash interest (or if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued interest) on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price plus accrued Original Issue Discount or accrued cash interest (or, if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued interest) that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price plus accrued Original Issue Discount on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. Except as set forth in Section 2.07 hereof, no remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04         Waiver of Past Defaults. Subject to
Section 6.02, the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(1) or (2), (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected or (3) a Default which constitutes a failure to exchange any Security in accordance with the terms of Article 11. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.05 Control by Majority. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.06 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

                  (5) the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

                  SECTION 6.07         Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount at Maturity (or if the Securities have been converted to semiannual coupon notes following a Tax Event pursuant to
Article 10, the Restated Principal Amount, plus accrued cash interest), Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change of Control Purchase Price, or cash interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to exchange the Securities in accordance with Article 11 of this Indenture, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to exchange, shall not be impaired or affected adversely without the consent of such Holder.

                  SECTION 6.08 Collection Suit by Trustee. If an Event of Default described in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or the Guarantor for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

                  SECTION 6.09 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount at Maturity, Restated Principal Amount, Issue Price plus accrued Original Issue Discount or cash interest, Redemption Price, Purchase Price or Change of Control Purchase Price shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantor for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of the Principal Amount at Maturity, Restated Principal Amount, Issue Price plus accrued Original Issue Discount or cash interest, Redemption Price, Purchase Price, Change of Control Purchase Price (or, if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued interest), as the case may be, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding; and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount at Maturity, Restated Principal Amount, Issue Price plus accrued Original Issue Discount or cash interest, Redemption Price, Purchase Price or Change of Control Purchase Price (or, if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued interest), as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

                  THIRD: the balance, if any, to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder, the Guarantor and the Company a notice that states the record date, the payment date and the amount to be paid.

                  SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount at Maturity of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.12         Waiver of Stay, Extension or Usury Laws.
The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount at Maturity, Restated Principal Amount, Issue Price plus accrued Original Issue Discount or cash interest, Redemption Price, Purchase Price or Change of Control Purchase Price (or, if the Securities have been converted to semiannual coupon notes following a Tax Event, the

Restated Principal Amount, plus accrued interest), as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     TRUSTEE

                  SECTION 7.01         Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b)      Except during the continuance of an Event of Default:

                                    (1)      the Trustee need perform only those
                           duties that are specifically set forth in this Indenture and no others; and

                                    (2)      in the absence of bad faith on its
                           part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                                    (1)      this paragraph (c) does not limit
                           the effect of paragraph (b) of this Section 7.01;

                                    (2)      the Trustee shall not be liable for
                           any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                                    (3)      the Trustee shall not be liable
                           with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this
Section 7.01.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

                  SECTION 7.02 Rights of Trustee. Subject to its duties and responsibilities under the provisions of Section 7.01, and, except as expressly excluded from this Indenture pursuant to said Section 7.01, subject also to its duties and responsibilities under the TIA:

                  (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate;

                  (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

                  (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a resolution of the Board of Directors;

                  (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

                  (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

                  (k) the Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

                  (l) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge; and

                  (m) Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

                  SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Exchange Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

                  SECTION 7.05 Notice of Defaults. If a Default occurs and if it is known to a Responsible Officer of the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after such Responsible Officer obtains knowledge of such Default unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default described in Section 6.01(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.05 shall be in lieu of the proviso to
Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

                  SECTION 7.06 Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required to do so by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to promptly notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

                  SECTION 7.07         Compensation and Indemnity. The Company
agrees:

                  (a) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify the Trustee or any predecessor, Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney's fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                  To secure the Company's payment obligations in this Section 7.07, the Holders shall have been deemed to have granted to the Trustee a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change of Control Purchase Price, or cash interest, if any, as the case may be, on particular Securities.

                  The Company's payment obligations pursuant to this Section
7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

                  SECTION 7.08 Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10;

                  (2)      the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

                  SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

                  SECTION 8.01         Discharge of Liability on Securities.
When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation, (ii) all outstanding Securities have become due and payable and the Company or Holdings, as applicable, irrevocably deposits with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash or, if expressly permitted by the terms of the Securities, the Exchange Agreement or the Indenture, Common Stock (as defined in the Exchange Agreement) sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), or (iii) all outstanding Securities have been exchanged and delivered to Holdings and Holdings irrevocably deposits with the Exchange Agent, Common Stock (as defined in the Exchange Agreement) pursuant to the terms of the Exchange Agreement, sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07) and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture and the Exchange Agreement shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer's Certificate and Opinion of Counsel and at the cost and expense of the Company.

                  SECTION 8.02 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

                                    ARTICLE 9

                                   AMENDMENTS

                  SECTION 9.01 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5 or Section 7.14 of the Exchange Agreement;

                  (3) to secure the Company's obligations under the Securities and this Indenture;

                  (4) to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred upon the Company;

                  (5) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Securities under the Securities Act;

                  (6) to add or remove Guarantors in accordance with the terms of this Indenture; or

                  (7) to make any change that does not adversely affect the rights of any Holders (it being understood that any amendment described in clause (1) above made solely to conform this Indenture to the final offering memorandum provided to investors in connection with the initial offering of the Securities will be deemed not to adversely affect the rights or interests of Holders).

                  SECTION 9.02 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, the Company and the Trustee may, amend this Indenture or the Securities.

                  However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

                  (1) reduce the percentage in Principal Amount at maturity of Securities whose Holders must consent to an amendment;

                  (2) make any change in the manner or rate of accrual of Original Issue Discount or cash interest, reduce the rate of cash interest referred to in paragraph 1 of the Securities, or extend the time for payment of Original Issue Discount or cash interest on any Security;

                  (3) reduce the Principal Amount at Maturity, Restated Principal Amount or accrued Original Issue Discount or cash interest, with respect to any Security, or extend the Stated Maturity of any Security;

                  (4)      change the stated maturity of any Security;

                  (5) reduce the Redemption Price, Purchase Price or Change of Control Purchase Price of any Security;

                  (6) make any Security payable in money or securities other than that stated in the Security;

                  (7) make any change in Article 10 of this Indenture, or this Section 9.02, except to increase any percentage set forth therein;

                  (8) make any change that adversely affects the right to exchange any Security;

                  (9) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture;

                  (10) make any change that adversely affects the rights of a holder to exchange any Security;

                  (11) impair the right to institute suit for the enforcement of any payment with respect to, or exchange of, the Securities;

                  (12) change the provisions in the Indenture that relate to modifying or amending the Indenture;

                  (13) release Holdings from any of its obligations under the Exchange Agreement other than in accordance with the terms of this Indenture; and

                  (14) release any Guarantors from any of their obligations under this Indenture or the Exchange Agreement, except as otherwise provided herein or therein.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

                  SECTION 9.03         Compliance with Trust Indenture Act.
Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

                  SECTION 9.04 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, consent, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the amendment, consent, waiver or other action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date as of which the amendment, consent, waiver or action is made effective. After an amendment, consent, waiver or action becomes effective, it shall bind every Securityholder.

                  SECTION 9.05         Notation on or Exchange of Securities.
Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

                  SECTION 9.06         Trustee to Sign Supplemental Indentures.
The Trustee shall sign any supplemental indenture authorized pursuant to this
Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 14.04, an Officer's Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  SECTION 9.08 Waiver by Majority of Holders. The Holders of a majority in Principal Amount at Maturity may, on behalf of all the Holders of all Securities waive compliance by the Company with restrictive provisions of this Indenture, and waive any past default under this Indenture and its consequences, except a default in the payment of the Principal Amount at Maturity, Restate Principal Amount, Issue Price, accrued and unpaid interest, accrued Original Issue Discount, Redemption Price, Purchase Price or Change of Control Purchase Price or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding security affected.

                                   ARTICLE 10

                          SPECIAL TAX EVENT CONVERSION

                  SECTION 10.01 Optional Exchange to Semiannual Coupon Note upon Tax Event. From and after (i) the date (the "TAX EVENT DATE") of the occurrence of a Tax Event and (ii) the date the Company exercises the option provided for in this Section 10.01, whichever is later (the "OPTION EXERCISE DATE"), at the option of the Company, interest in lieu of future Original Issue Discount or cash interest shall accrue at the rate of 7.25% per annum, calculated on a semiannual bond equivalent basis, on a Restated Principal Amount per $1,000 original Principal Amount at Maturity (the "RESTATED PRINCIPAL AMOUNT") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on January 30 and July 30 of each year (each an "INTEREST PAYMENT DATE") to Holders of record at the close of business on January 15 or July 15 (each a "REGULAR RECORD DATE") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall deliver a written notice of such Tax Event by facsimile and first-class mail to the Trustee and within 15 days of its exercise of such option the Company shall deliver a written notice of the Option Exercise Date by facsimile and first-class mail to the Trustee and by first class mail to the Holders of the Securities. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at Stated Maturity, in lieu of the Principal Amount at Maturity of a Security, the Restated Principal Amount thereof plus accrued and unpaid interest with respect to any Security and (ii) "ISSUE PRICE AND ACCRUED ORIGINAL ISSUE DISCOUNT," "ISSUE PRICE PLUS ORIGINAL ISSUE DISCOUNT" or similar words, as used herein, shall mean Restated Principal Amount plus accrued and unpaid interest with respect to any Security. Securities authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Securities to semiannual coupon notes. No other changes to the Indenture shall result as a result of the events described in this Section 10.01.

                                   ARTICLE 11

                                    EXCHANGE

                  SECTION 11.01 Exchange Privilege. Pursuant to the Exchange Agreement, a Holder of a Security may exchange such Security into Common Stock at any time during the periods and subject to the conditions stated in paragraph 8 of the Securities, subject to the provisions of this Article 11.

                  SECTION 11.02 Company's Right to Elect to Pay Cash or Common Stock. In lieu of delivery of Common Stock by Holdings upon notice of exchange of any Securities (for all or any portion of the Securities), the Company or Holdings may elect to pay Holders surrendering Securities an amount in cash per Security (or a portion of a Security) equal to the Average Sale Price of Common Stock for the five consecutive trading days immediately following either (a) the date of notice of election to deliver cash as described below if the Company has not given notice of redemption, or (b) the Exchange Date, in the case of exchange following the notice of redemption specifying that the Company intends to deliver cash upon exchange, in either case multiplied by the Exchange Rate in effect on that date. Holdings will inform the Holders through the Trustee no later than two business days following the Exchange Date of its election to deliver shares of Common Stock or to pay cash in lieu of delivery of Common Stock, unless the Company has already informed Holders of its election in connection with its optional redemption of the Securities pursuant to Section 3.01 herein. If Holdings elects to deliver all of such payment in Common Stock, the Common Stock will be delivered by Holdings through the Exchange Agent no later than the fifth business day following the Exchange Date. If the Company elects to pay all or a portion of such payment in cash, the payment, including any delivery of Common Stock by Holdings, will be made to Holders surrendering Securities no later than the tenth business day following the applicable Exchange Date. If an Event of Default (other than a default in a cash payment upon exchange of the Securities) has occurred and is continuing, the Company may not pay cash upon exchange of any Security or portion of a Security (other than cash for fractional shares).

                                   ARTICLE 12

                               PAYMENT OF INTEREST

                  SECTION 12.01 Interest Payments. Interest on any Security that is payable in cash, and is punctually paid or duly provided for, on any applicable payment date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date or accrual date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the payee is the Holder of not less than $1,000,000 aggregate principal amount at maturity of the Securities and the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or accrual date, as the case may be, or, if no such instructions have been received, by check mailed to the payee at its address set forth on the Registrar's books. In the case of a permanent Global Security, interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

                  SECTION 12.02 Defaulted Interest. Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "DEFAULTED INTEREST", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or
(2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 25 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (the "SPECIAL RECORD DATE") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  SECTION 12.03 Interest Rights Preserved. Subject to the foregoing provisions of this Article 12 and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to semiannual and contingent interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                   ARTICLE 13

                                   GUARANTEES

                  SECTION 13.01 Guarantees. Pursuant to the Exchange Agreement, Holdings thereby absolutely, unconditionally and irrevocably guarantees the Securities and obligations of the Company hereunder and thereunder. The Company shall cause each of the Guarantors referred to in
Section 13.02 of this Indenture to agree to execute a Guaranty in the form of Guarantee attached hereto at Exhibit A-2.

                  SECTION 13.02 Future Subsidiaries. If (a) the Company or any of its Subsidiaries acquires or forms a wholly-owned Subsidiary organized under the laws of the United States or any state or political subdivision thereof or the District of Columbia or (b) the Company or any of its Subsidiaries acquires or forms any domestic Subsidiary and, in each case, such Subsidiary guarantees any indebtedness or other obligations of the Company other than the Guarantees of the Securities, the Company will cause any such Subsidiary to (i) execute and deliver to the Trustee any amendment or supplement to this Indenture in accordance with the provisions of Article Nine of this Indenture pursuant to which such Subsidiary shall guarantee all of the obligations on the Securities (whether for principal, cash interest, and interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law), if any, and other amounts due in connection therewith (including any fees, expenses and indemnities), on a senior unsecured basis and
(ii) deliver to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that such amendment or supplement has been duly executed and delivered by such Subsidiary and is in compliance with the terms of this Indenture. Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such Subsidiary under their respective Guarantees shall become joint and several and each reference to the "GUARANTOR" in this Indenture shall, be deemed to refer to all Guarantors, including such Subsidiary.

                  SECTION 13.03 Release of the Guarantor. Concurrently with the discharge of the Securities under Section 8.01, each Guarantor shall be released from all its obligations under its Guarantee under this Article Thirteen.

                  So long as no Default exists or with notice or lapse of time or both, would exist, the Guarantee issued by any Guarantor shall be automatically and unconditionally released and discharged upon (a) any sale, exchange or transfer to any Person that is not an Affiliate of the Company of all of the Capital Stock of such Guarantor owned by the Company, which transaction is otherwise in compliance with the Indenture or (b) any release or discharge of all guarantees by such Guarantor of any indebtedness or obligations of the Company other than the Guarantees of the Securities.

                                   ARTICLE 14

                                  MISCELLANEOUS

                  SECTION 14.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 14.02 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or delivery by courier guaranteeing overnight delivery or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

                  if to the Company:

                           America West Airlines, Inc.
                           4000 East Sky Harbor Boulevard
                           Phoenix, Arizona 85304
                           Attention: Linda Mitchell, General Counsel
                           Facsimile: (480) 693-5155

                  with a copy of any notice given pursuant to Article 6 to:

                           Cooley Godward LLP
                           One Maritime Plaza
                           San Francisco, CA 94111
                           Attention: Samuel M. Livermore
                           Telephone: (415) 693-2113
                           Facsimile: (415) 951-3699

                  if to the Trustee:

                           U.S. Bank National Association
                           180 East Fifth Street
                           St. Paul, Minnesota 55101
                           Attention: Corporate Trust Services
                           Telephone: (651) 244-8677
                           Facsimile: (651) 244-0711

                           Effective August 11, 2003, the address for the Trustee will be:

                           U.S. Bank National Association
                           60 Livingston Avenue
                           St. Paul, Minnesota 55107
                           Attention: Corporate Trust Services
                           Telephone: (651) 495-3913
                           Facsimile: (651) 495-8097

                  The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                  If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Exchange Agent or co-registrar.

                  SECTION 14.03 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Exchange Agent and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 14.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee if reasonably requested:

                  (1) an Officer's Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 14.05 Statements Required in Certificate or Opinion. Each Officer's Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include to the extent required by the Trustee:

                  (1) a statement that the person making such Officer's Certificate or Opinion of Counsel has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer's Certificate or Opinion of Counsel are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

                  SECTION 14.06 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 14.07 Rules by Trustee, Paying Agent, Exchange Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Exchange Agent and the Paying Agent may make reasonable rules for their functions.

                  SECTION 14.08 Calculations. The calculation of the Purchase Price, Change of Control Purchase Price, Exchange Rate, Market Price, Sale Price of the Common Stock and each other calculation to be made hereunder shall be the obligation of the Company. All calculations made by the Company as contemplated pursuant to this Section 14.08 shall be final and binding on the Company and the Holders absent manifest error. The Trustee, Paying Agent and Exchange Agent shall not be obligated to recalculate, recompute or confirm any such calculations.

                  SECTION 14.09 Legal Holidays. A "LEGAL HOLIDAY" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no Original Issue Discount or interest, if any, shall accrue for the intervening period.

                  SECTION 14.10 Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

                  SECTION 14.11 No Recourse Against Others. A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 14.12 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 14.13 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One originally signed copy is enough to prove this Indenture.

                  IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                       AMERICA WEST AIRLINES, INC.

                                       By: /s/ Derek J. Kerr
                                           -------------------------------------
                                               Name: Derek J. Kerr
                                               Title: Chief Financial Officer

                                       U.S. BANK NATIONAL ASSOCIATION

                                       By: /s/ Richard H. Prokosch
                                           -------------------------------------
                                               Name: Richard H. Prokosch
                                               Title: Vice President

                                   EXHIBIT A-1

                        [FORM OF FACE OF GLOBAL SECURITY]

                  THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE OF THIS NOTE WAS $343.61 PER $1,000 OF PRINCIPAL AMOUNT AT MATURITY; THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, INCLUDING CASH INTEREST PAYABLE THROUGH JULY 30, 2008 TAXABLE AS ORIGINAL ISSUE DISCOUNT UNDER TREASURY REGULATION SECTION 1.1273-1, IS $780.95 PER $1,000 OF PRINCIPAL AMOUNT AT MATURITY; THE ISSUE DATE IS JULY 30, 2003; AND THE YIELD TO MATURITY FOR THE PURPOSES OF ACCRUING TAX ORIGINAL ISSUE DISCOUNT IS 7.25% PER ANNUM, CALCULATED ON A SEMIANNUAL BOND EQUIVALENT BASIS.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON EXCHANGE OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                                      A-1-1

                  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF THE LAST DAY SECURITIES OF THIS ISSUE WERE ISSUED AND THE LAST DATE ON WHICH AMERICA WEST AIRLINES, INC. (THE "COMPANY" OR THE "ISSUER") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF ANY HOLDER THAT IS NOT AN AFFILIATE OF THE COMPANY AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                                      A-1-2

                           AMERICA WEST AIRLINES, INC.
                        Senior Exchangeable Note due 2023

No. A-1                                         CUSIP: 023650AL8
Issue Date:  July 30, 2003                      Original Issue Discount: $780.95
Issue Price:  $343.61                           (for each $1,000 Principal
(for each $1,000 Principal                      Amount at Maturity)
Amount at Maturity)

                  AMERICA WEST AIRLINES, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns the Principal Amount at Maturity of TWO HUNDRED AND EIGHTEEN MILLION TWO HUNDRED AND SEVENTY ONE THOUSAND DOLLARS ($218,271,000) on July 30, 2023.

                  This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is exchangeable as specified on the other side of this Security.

                                      A-1-3

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated: July 30, 2003                   AMERICA WEST AIRLINES, INC.

                                       By: _____________________________________
                                           Name:
                                           Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture.

By:________________________
      Authorized Officer

Dated: ________________________

                                      A-1-4

                         [FORM OF REVERSE SIDE OF NOTE]
                        Senior Exchangeable Note due 2023

                                    (1)      Interest.

                  The Company promises to pay interest in cash on the Principal Amount at Maturity of this Note at the rate per annum of 2.4912% from the Issue Date, or from the most recent date to which interest has been paid or provided for, until July 30, 2008. During such period, the Company will pay cash interest semiannually in arrears on January 30 and July 30 of each year (each an "INTEREST PAYMENT DATE") to Holders of record at the close of business on each January 15 and July 15 (whether or not a business day) (each a "REGULAR RECORD DATE") immediately preceding such Interest Payment Date. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  After July 30, 2008, this Security shall not bear interest, except as specified in this paragraph or in paragraphs 5 and 11 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section
6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of the Purchase Price or Change of Control Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security) or if interest (including contingent interest, if any) due hereon or any portion of such interest is not paid when due in accordance with paragraph 5 or 11 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 7.25% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

                  Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at 7.25% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

                                    (2)      Method of Payment.

                  Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Change of Control Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

                                      A-1-5

                                    (3)      Paying Agent, Exchange Agent,
                           Registrar and Bid Solicitation Agent.

                  Initially, U.S. Bank National Association, a national banking association (the "TRUSTEE"), will act as Paying Agent, Exchange Agent, Registrar and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Exchange Agent, Registrar or co-registrar or Bid Solicitation Agent without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Exchange Agent, Registrar or co-registrar. None of the Company, any of its Subsidiaries or any of their Affiliates shall act as Bid Solicitation Agent.

                                    (4)      Indenture.

                  The Company issued the Securities pursuant to an Indenture dated as of July 30, 2003 (the "INDENTURE"), between the Company and the Trustee and America West Holdings Corporation ("HOLDINGS") has guaranteed the Securities pursuant to a Guaranty and Exchange Agreement dated as of July 30, 2003 (the "EXCHANGE AGREEMENT") by and between Holdings and U.S. Bank National Association, as Exchange Agent and Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                  The Securities and the Guarantees are general unsecured and unsubordinated obligations, of the Company and the Guarantors, respectively, limited to $261,925,000 aggregate Principal Amount at Maturity (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

                                    (5)      Redemption at the Option of the
                           Company.

                  No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company in accordance with the Indenture at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to July 30, 2008.

                  The table below shows Redemption Prices of a Security per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the preceding date in the table but not including the Redemption Date.

                                      A-1-6

                                                                                    (2)
                                                            (1)                  ACCRUED                 (3)
                                                           NOTE               ORIGINAL ISSUE       REDEMPTION PRICE
REDEMPTION DATE                                         ISSUE PRICE              DISCOUNT             (1) + (2)
---------------                                         -----------              --------             ---------
                                                             $                       $                     $
July 30,
2008........................................              343.61                     0.00                343.61
2009........................................              343.61                    25.36                368.97
2010........................................              343.61                    52.60                396.21
2011........................................              343.61                    81.84                425.45
2012........................................              343.61                   113.25                456.86
2013........................................              343.61                   146.97                490.58
2014........................................              343.61                   183.18                526.79
2015........................................              343.61                   222.07                565.68
2016........................................              343.61                   263.82                607.43
2017........................................              343.61                   308.66                652.27
2018........................................              343.61                   356.80                700.41
2019........................................              343.61                   408.50                752.11
2020........................................              343.61                   464.02                807.63
2021........................................              343.61                   523.64                867.25
2022........................................              343.61                   587.65                931.26
At stated maturity..........................              343.61                   656.39              1,000.00

                  If this Security has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Redemption Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to but not including the Redemption Date; but in no event will this Security be redeemable before July 30, 2008.

                                    (6)      Purchase by the Company at the
                           Option of the Holder.

                  Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the second Business Day immediately preceding such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

                                      A-1-7

Purchase Date                       Purchase Price
-------------                       --------------
July 30, 2008                          $343.61

July 30, 2013                          $490.58

July 30, 2018                          $700.41

                  The Purchase Price (equal to the Issue Price plus accrued Original Issue Discount to the Purchase Date) may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of Holdings, or in any combination thereof in accordance with the Indenture.

                  If prior to a Purchase Date this Security has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Purchase Date as provided in the Indenture.

                  At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder no later than 30 Business Days after the occurrence of a Change of Control of the Company for a Change of Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount to but not including the Change of Control Purchase Date. If prior to a Change of Control Purchase Date this Security has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Change of Control Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Change of Control Purchase Date.

                  In accordance with the terms of the Exchange Agreement, Holdings may, at its option, elect to delivery Common Stock (as defined in the Exchange Agreement) to satisfy all or a portion of the Change of Control Purchase Price.

                  A third party may make the offer and purchase of the Securities in lieu of the Company in accordance with the Indenture and the Exchange Agreement.

                  Holders have the right to withdraw any Purchase Notice or Change of Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

                  If cash (and/or securities if permitted under the Indenture and the Exchange Agreement) sufficient to pay the Purchase Price or Change of Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change of Control Purchase Date, as the case may be, is deposited with the Paying Agent or Exchange Agent on the Business Day following the Purchase Date or the Change of Control Purchase Date, as the case may be, Original Issue Discount and contingent interest, if any, shall

                                      A-1-8
cease to accrue on such Securities (or portions thereof) on such Purchase Date or Change of Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change of Control Purchase Price, as the case may be, if any, upon surrender of such Security).

                                    (7)      Notice of Redemption.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, and accrued and unpaid contingent interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on such Redemption Date, Original Issue Discount and interest (including contingent interest), if any, shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

                                    (8)      Exchange.

                  Exchange Based on Common Stock Price. Subject to the provisions of this paragraph 8, the Indenture and the Exchange Agreement and notwithstanding the fact that any other condition to exchange has not been satisfied, Holders may exchange the Securities into Common Stock on an Exchange Date in any fiscal quarter commencing after September 30, 2003, if, as of the last day of the preceding fiscal quarter, the Sale Price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding fiscal quarter is greater than the exchange trigger price per share. A Security (or portion thereof) surrendered for exchange based upon the Sale Price of the Common Stock, as described in the Exchange Agreement may be surrendered for exchange until the close of business on July 23, 2023.

                  The "accreted exchange price per share" of Common Stock as of any day equals the quotient of:

- the Issue Price and accrued Original Issue Discount to that day, divided by

- the number of shares of Common Stock issuable upon exchange of $1,000 Principal Amount at Maturity of Securities on that day.

                  The "exchange trigger price" per share of Common Stock in respect of each of the first twenty fiscal quarters following issuance of the Securities is $11.80. This exchange trigger price reflects the accreted exchange price per share of Common Stock multiplied by 110%. Thereafter, the accreted exchange price per share of Common Stock increases each fiscal quarter by the accreted original issue discount for the quarter. The exchange trigger price per share for the fiscal quarter beginning July 1, 2023 is $34.13. The foregoing exchange trigger prices assume that no events have occurred that would require an adjustment to the exchange rate.

                                      A-1-9

                  Exchange Based on Trading Price of the Securities. Subject to the provisions of this paragraph 8, the Indenture and the Exchange Agreement and notwithstanding the fact that any other condition to exchange has not been satisfied, on or before July 30, 2018, the Securities may be surrendered for exchange at any time after a 10 consecutive trading-day period in which the average of the trading prices for the Securities for that 10 trading-day period was less than 103% of the average exchange value for the Securities during that period.

                  The exchange value of a Security is equal to the product of the closing sale price for shares of our common stock on a given day multiplied by the then current exchange rate, which is the number of shares of Common Stock into which each Security is then exchangeable. The trading price of the Securities on any date of determination is the average of the secondary market bid quotations per Security obtained by the Company or the calculation agent for $2,500,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers the Company selects, provided that if at least two such bids cannot reasonably be obtained by the Company or the calculation agent, but one such bid is obtained, then this one bid shall be used.

                  Exchange upon Redemption. Subject to the provisions of this paragraph 8, the Indenture and the Exchange Agreement and notwithstanding the fact that any other condition to exchange has not been satisfied, a Holder may exchange into Common Stock a Security or portion of a Security which has been called for redemption pursuant to paragraph 5 hereof, but such Securities may be surrendered for exchange until the close of business on the second Business Day immediately preceding the Redemption Date.

                  Exchange upon Certain Distributions. Subject to the provisions of this paragraph 8, the Indenture and the Exchange Agreement and notwithstanding the fact that any other condition to exchange has not been satisfied, in the event that the Company declares a dividend or distribution described in Section 7.07 of the Exchange Agreement, or a dividend or a distribution described in Section 7.08 of the Exchange Agreement where, the fair market value, per share, of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 5% of the Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration for such dividend or distribution, the Securities may be surrendered for exchange beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and Securities may be surrendered for exchange at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such dividend or distribution will not take place.

                  Exchange upon the Occurrence of Certain Corporate Transactions. Subject to the provisions of this paragraph 8, the Indenture and the Exchange Agreement and notwithstanding the fact that any other condition to exchange has not been satisfied, in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be exchanged into cash, securities or other property as set forth in
Section 7.14 of

                                     A-1-10
the Exchange Agreement, the Securities may be surrendered for exchange at any time from and after the date which is 15 days prior to the date the Company announces the anticipated effective time until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to exchange a Security into Common Stock will be deemed to have changed into a right to exchange it into the kind and amount of cash, securities or other property which the holder would have received if the holder had exchanged its Security immediately prior to the transaction.

                  A Security in respect of which a Holder has delivered a Purchase Notice or Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be exchanged only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

                  The initial Exchange Rate is 32.038 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

                  In the event the Company exercises its option pursuant to
Section 10.01 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on exchange to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option.

                  Accrued and unpaid interest in lieu of Original Issue Discount and cash interest will not be paid on Securities that are exchanged; provided, however that Securities surrendered for exchange during the period, in the case of interest in lieu of Original Issue Discount, from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, shall be entitled to receive such interest, in lieu of Original Issue Discount, payable on such Securities on the corresponding Interest Payment Date and (except Securities with respect to which the Company has mailed a notice of redemption) Securities surrendered for exchange during such periods must be accompanied by payment of an amount equal to the interest in lieu of Original Issue Discount with respect thereto that the registered Holder is to receive.

                  To exchange a Security, a Holder must (1) complete and manually sign the exchange notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent, (2) surrender the Security to the Exchange Agent, (3) furnish appropriate endorsements and transfer documents if required by the Exchange Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

                  A Holder may exchange a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Exchange Agreement. On exchange of a Security, the greater of that portion of accrued Original Issue Discount (or interest if the Company has exercised its option provided for in paragraph 10

                                     A-1-11
hereof) or Tax Original Issue Discount attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 10 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Exchange Date and (except as provided above) accrued cash interest, if any, with respect to the exchanged Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being exchanged pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for the greater of Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 10 hereof) or Tax Original Issue Discount accrued through the Exchange Date and any accrued cash interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being exchanged pursuant to the provisions hereof.

                  The Exchange Rate will be adjusted, in the manner provided in the Exchange Agreement, for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days of the record date for such distribution at less than the Sale Price of the Common Stock at the Time of Determination; and distributions to such holders of assets or debt securities of Holdings or certain rights to purchase securities of Holdings (excluding certain cash dividends or distributions) and certain rights pursuant to shareholder rights plans. However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. Holdings from time to time may voluntarily increase the Exchange Rate.

                  If Holdings is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to exchange a Security into Common Stock may be changed into a right to exchange it into securities, cash or other assets of Holdings or another person.

                                    (9)      Exchange Arrangement on Call for
                           Redemption.

                  Any Securities called for redemption, unless surrendered for exchange before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to exchange them into Common Stock of Holdings and to make payment for such Securities to the Trustee in trust for such Holders.

                                    (10)     Tax Event.

                  (a) From and after (i) the date of the occurrence of a Tax Event (the "TAX EVENT DATE") and (ii) the date the Company exercises the option provided for in this paragraph

                                     A-1-12

10, whichever is later (the "OPTION EXERCISE DATE"), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 7.25% per annum on a principal amount per Security (the "RESTATED PRINCIPAL AMOUNT") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on January 30 and July 30 of each year (each an "INTEREST PAYMENT DATE") to holders of record at the close of business on January 15 or July 15 (each a "REGULAR RECORD DATE") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

                  (b) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

                                    (11) Defaulted Interest.

                  Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 12.02 of the Indenture.

                                    (12)     Denominations; Transfer; Exchange.

                  The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change of Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

                                    (13)     Persons Deemed Owners.

                  The registered Holder of this Security may be treated as the owner of this Security for all purposes.

                                     A-1-13

                                    (14)     Unclaimed Money or Securities.

                  The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

                                    (15)     Amendment; Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture or Section 7.14 of the Exchange Agreement, to secure the Company's obligations under this Security or to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Securities under the Securities Act or to make any change that does not adversely affect the rights of any Holders.

                                    (16)     Defaults and Remedies.

                  Under the Indenture, Events of Default include (i) default in the payment of any interest when the same becomes due and payable or of interest which becomes due and payable upon exercise by the Company of its option provided for in paragraph 10 hereof which default in either case continues for 30 days; (ii) default in payment of the Principal Amount at Maturity (including Original Issue Discount and, if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount or cash interest, Redemption Price, Purchase Price or Change of Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise; (iii) failure by the Company or any Guarantor to comply with other agreements in the Securities, the Indenture or the Exchange Agreement (other than those referred to in (i) and (ii) above) and such failure continues for 60 days after receipt by the Company or any Guarantor of a Notice of Default; (iv) default under any Debt, whether such Debt now exists or is created later, which default results in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and the principal amount of all Debt so accelerated, together with all Debt due and payable but not paid

                                     A-1-14
prior to the end of any grace period, is $25,000,000 or more, and such acceleration has not been rescinded or annulled within a period of 30 days after receipt by the Company of a Notice of Default from the Trustee; provided, however, that if any such default shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; (v) any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture) and such condition shall have continued for a period of 30 days after written notice of such failure requiring the Guarantor and the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of 25% in aggregate principal amount of the Securities then outstanding; and (vi) certain events of bankruptcy or insolvency. A Default under (iii) or (iv) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding notify the Company, the Guarantors and the Trustee, of the Default and the Company or the Guarantor does not cure such Default (and such Default is not waived) within the time specified in (iii) or (iv) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default". If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

                                    (17)     Trustee Dealings with the Company.

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

                                    (18)     No Recourse Against Others.

                                     A-1-15

                  A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                                    (19)     Authentication.

                  This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

                                    (20)     Guarantees

                  The Company's obligations under the Securities are guaranteed on a senior unsecured basis, jointly and severally, by Holdings and each Person that becomes a Guarantor pursuant to the Exchange Agreement and by each person that becomes a Guarantor pursuant to the Indenture.

                                    (21)     Abbreviations.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

                                    (22)     GOVERNING LAW.

                  THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE, THE GUARANTEES AND THIS SECURITY.

                                     A-1-16

                  The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  America West Airlines, Inc.
                  4000 East Sky Harbor Boulevard
                  Phoenix, Arizona 85304
                  Attention: Linda Mitchell, General Counsel
                  Facsimile: (480) 693-5155

                                     A-1-17

                     ASSIGNMENT FORM                                             EXCHANGE NOTICE
To assign this Security, fill in the form below:               To exchange this Security into Common Stock of
                                                               Holdings, check the box:
I or we assign and transfer this Security to

________________________________________________________                               [ ]

(Insert assignee's soc. sec. or tax ID no.)                    To exchange only part of this Security, state the
                                                               Principal Amount at Maturity to be exchanged (which
                                                               must be $1,000 or an integral multiple of $1,000):
________________________________________________________

________________________________________________________       $__________________________________________________
(Print or type assignee's name, address and zip code)
                                                               If you want the stock certificate made out in
and irrevocably appoint                                        another person's name, fill in the form below:

_____________________ agent to transfer this Security on       ___________________________________________________
the books of the Company.  The agent may substitute            (Insert other person's soc. sec. or tax ID no.)
another to act for him.

                                                               ___________________________________________________

                                                               ___________________________________________________

                                                               ___________________________________________________

                                                               ___________________________________________________
                                                               (Print or type other person's name, address and zip
                                                               code)

                                     A-1-18

________________________________________________________________________________
Date:  _____________________  Your Signature:___________________________________
________________________________________________________________________________
     (Sign exactly as your name appears on the other side of this Security)

                                     A-1-19

                                   EXHIBIT A-2

                               [FORM OF GUARANTEE]

                  The Guarantors (as defined in the Indenture and which term includes any successor person under the Indenture), upon the terms and subject to the conditions set forth in the Indenture, hereby unconditionally guarantee, jointly and severally, on a senior unsecured basis, ranking pari passu with all other existing and future senior unsecured indebtedness of such Guarantor, if any, (such guarantee by each Guarantor being referred to herein as the "GUARANTEE") that: (a) the principal of and cash interest on the Securities will be paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with cash interest and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee under the Securities and the Indenture will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, redemption or otherwise.

                  The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                  The Guarantors hereby waive (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any Security Interest in or other lien or encumbrance upon any property subject thereto or exhaust any right or take any action against the Company or any other Person, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Security except by complete performance of the obligations contained in such Security, the Indenture and such Guarantee. The Guarantors acknowledge that the Guarantees are a guarantee of payment and not of collection.

                  The Guarantors hereby agree that, in the event of a default in payment of principal or cash interest on such Security, whether at its Stated Maturity, by acceleration, redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against each of the Guarantors to enforce such Guarantor's Guarantee without first proceeding against the Company or any other Guarantor. The Guarantor agrees that if, after the occurrence

                                     A-2-1
and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                  The obligations of each Guarantor under this Guarantee are independent of the obligations Guaranteed by such Guarantor hereunder, and a separate action or actions may be brought and prosecuted by the Trustee on behalf of, or by, the Holders, subject to the terms and conditions set forth in the Indenture, against a Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions.

                  If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees that as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Guarantee, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligation as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

                  Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, for the purposes of the amounts due under the Guarantees, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  Whenever possible, each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any

                                     A-2-2
provision of the Guarantee shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without the remainder thereof or any of the remaining provisions of the Guarantee being prohibited or invalid.

                  Reference is hereby made to the Indenture for the precise terms of the Guarantees and all of the other provisions of the Indenture to which this Guarantee relates.

                  No stockholder, officer, director, employee or incorporator, as such, past, present or future, of any Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director, employee or incorporator.Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

                  Each of the Guarantors hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any other Guarantor that arise from the existence, payment, performance or enforcement of its obligations under this Guarantee and the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any Guarantor or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or a Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to a Guarantor in violation of the preceding sentence and the principal of and accrued interest on the Securities shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of and accrued interest on the Securities.

                  No payment or payments made by any other Guarantor or by any other Person, or received or collected by any of the Holders from any other Guarantor or from any other Person by virtue of any action or proceeding or any appropriation or application at any time or from time to time in reduction of or in payment of the obligations guaranteed hereunder shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, not withstanding any such payments, remain liable for the obligations guaranteed

                                     A-2-3
hereunder, subject to Section 8.07 of the Exchange Agreement, until this Guarantee shall have terminated in accordance with the terms hereof.

                  Without limiting the foregoing, nothing contained in this Guarantee will restrict the right of the Trustee or the Holders to take any action to declare the Guarantee to be due and payable prior to the maturity of any Securities pursuant to Section 6.01 of the Indenture or to pursue any rights or remedies hereunder or thereunder.

                  Upon the occurrence and during the continuance of an Event of Default (as defined in the Indenture), then and in any such event all or any part of the obligations guaranteed hereunder shall automatically become (in the case of an Event of Default described in Section 6.01(6) or (7) of the Indenture) and may, at the option of the Holders as provided in the Indenture (in the case of any Event of Default described in Section 6.01 other than those described in Sections 6.01(6) or (7) of the Indenture) and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

                  The Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 13.01 of the Indenture shall continue to be effective or be reinstated, as the case may be,
(a) if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy, insolvency, dissolution or liquidation of the Company or any Guarantor, including, without limitation, upon or as a result of the appointment of a receiver or trustee or similar officer of the Company or the Guarantor or a substantial part of their respective property, all as if such payments had not been made, and (b) at any time any Guarantor (and each Person who becomes a Guarantor) guarantees any indebtedness or obligations of the Company.

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

                  Terms used and not otherwise defined herein shall have the meaning given to them in the Indenture.

                  THE LAWS OF THIS STATE OF NEW YORK SHALL GOVERN THIS
GUARANTEE.

                                     A-2-4

                  IN WITNESS WHEREOF, the Guarantors have caused this instrument to be duly executed.

                                   By: ____________________________________
                                        Name:
                                        Title:

                                     A-2-5

                                   EXHIBIT A-3

                         [Form of Certificated Security]

                  THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE OF THIS NOTE WAS $343.61 PER $1,000 OF PRINCIPAL AMOUNT AT MATURITY; THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, INCLUDING CASH INTEREST PAYABLE THROUGH JULY 30, 2008 TAXABLE AS ORIGINAL ISSUE DISCOUNT UNDER TREASURY REGULATION SECTION 1.1273-1, IS $780.95 PER $1,000 OF PRINCIPAL AMOUNT AT MATURITY; THE ISSUE DATE IS JULY 30, 2003; AND THE YIELD TO MATURITY FOR THE PURPOSES OF ACCRUING TAX ORIGINAL ISSUE DISCOUNT IS 7.25% PER ANNUM, CALCULATED ON A SEMIANNUAL BOND EQUIVALENT BASIS.

                  [INCLUDE IF SECURITY IS A CERTIFICATED SECURITY TO BE HELD BY AN INSTITUTIONAL ACCREDITED INVESTOR--IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOLLOWING RESTRICTIONS.]

                  THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON EXCHANGE OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF THE LAST DAY SECURITIES OF THIS ISSUE WERE ISSUED AND THE LAST DATE ON WHICH AMERICA WEST AIRLINES, INC. (THE "COMPANY" OR THE "ISSUER") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER

                                     A-3-1

TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF ANY HOLDER THAT IS NOT AN AFFILIATE OF THE COMPANY AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                                     A-3-2

                           AMERICA WEST AIRLINES, INC.
                        Senior Exchangeable Note due 2023

No. A-2                                       CUSIP:  023650AL8
Issue Date:  July 30, 2003                    Original Issue Discount:  $780.95
Issue Price:  $343.61                         (for each $1,000 Principal
(for each $1,000 Principal                    Amount at Maturity)
Amount at Maturity)

                  AMERICA WEST AIRLINES, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns the Principal Amount at Maturity of TWO HUNDRED AND EIGHTEEN MILLION TWO HUNDRED AND SEVENTY ONE THOUSAND DOLLARS ($218,271,000) on July 30, 2023.

                  This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is exchangeable as specified on the other side of this Security.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:   July 30, 2003                           AMERICA WEST AIRLINES, INC.

                                                 By: __________________________
                                                     Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture.

By:________________________
      Authorized Officer

Dated:   ________________________

                                     A-3-3

                         [FORM OF REVERSE SIDE OF NOTE]
                        Senior Exchangeable Note due 2023

                           (1)      Interest.

                  The Company promises to pay interest in cash on the Principal Amount at Maturity of this Note at the rate per annum of 2.4912% from the Issue Date, or from the most recent date to which interest has been paid or provided for, until July 30, 2008. During such period, the Company will pay cash interest semiannually in arrears on January 30 and July 30 of each year (each an "INTEREST PAYMENT DATE") to Holders of record at the close of business on each January 15 and July 15 (whether or not a business day) (each a "REGULAR RECORD DATE") immediately preceding such Interest Payment Date. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  After July 30, 2008, this Security shall not bear interest, except as specified in this paragraph or in paragraphs 5 and 11 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section
6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of the Purchase Price or Change of Control Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security) or if interest (including contingent interest, if any) due hereon or any portion of such interest is not paid when due in accordance with paragraph 5 or 11 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 7.25% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

                  Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at 7.25% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

                           (2)      Method of Payment.

                  Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Change of Control Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

                                     A-3-1

                           (3) Paying Agent, Exchange Agent, Registrar and Bid Solicitation Agent.

                  Initially, U.S. Bank National Association, a national banking association (the "TRUSTEE"), will act as Paying Agent, Exchange Agent, Registrar and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Exchange Agent, Registrar or co-registrar or Bid Solicitation Agent without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Exchange Agent, Registrar or co-registrar. None of the Company, any of its Subsidiaries or any of their Affiliates shall act as Bid Solicitation Agent.

                           (4)      Indenture.

                  The Company issued the Securities pursuant to an Indenture dated as of July 30, 2003 (the "INDENTURE"), between the Company and the Trustee and America West Holdings Corporation ("HOLDINGS") has guaranteed the Securities pursuant to a Guaranty and Exchange Agreement dated as of July 30, 2003 (the "EXCHANGE AGREEMENT") by and between Holdings and U.S. Bank National Association, as Exchange Agent and Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                  The Securities and the Guarantees are general unsecured and unsubordinated obligations, of the Company and the Guarantors, respectively, limited to $261,925,000 aggregate Principal Amount at Maturity (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

                           (5)      Redemption at the Option of the Company.

                  No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company in accordance with the Indenture at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to July 30, 2008.

                  The table below shows Redemption Prices of a Security per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the preceding date in the table but not including the Redemption Date.

                                     A-3-2

                                                  (2)             (3)
                                  (1)           ACCRUED       REDEMPTION
                                  NOTE       ORIGINAL ISSUE     PRICE
REDEMPTION DATE                ISSUE PRICE      DISCOUNT      (1) + (2)
---------------                -----------   -------------    ---------
                                   $               $              $
July 30,
2008.......................      343.61            0.00         343.61
2009.......................      343.61           25.36         368.97
2010.......................      343.61           52.60         396.21
2011.......................      343.61           81.84         425.45
2012.......................      343.61          113.25         456.86
2013.......................      343.61          146.97         490.58
2014.......................      343.61          183.18         526.79
2015.......................      343.61          222.07         565.68
2016.......................      343.61          263.82         607.43
2017.......................      343.61          308.66         652.27
2018.......................      343.61          356.80         700.41
2019.......................      343.61          408.50         752.11
2020.......................      343.61          464.02         807.63
2021.......................      343.61          523.64         867.25
2022.......................      343.61          587.65         931.26
At stated maturity.........      343.61          656.39       1,000.00

                  If this Security has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Redemption Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to but not including the Redemption Date; but in no event will this Security be redeemable before July 30, 2008.

                           (6) Purchase by the Company at the Option of the Holder.

                  Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the second Business Day immediately preceding such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

                                     A-3-3

Purchase Date                    Purchase Price
-------------                    --------------
July 30, 2008                       $ 343.61

July 30, 2013                       $ 490.58

July 30, 2018                       $ 700.41

                  The Purchase Price (equal to the Issue Price plus accrued Original Issue Discount to the Purchase Date) may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of Holdings, or in any combination thereof in accordance with the Indenture.

                  If prior to a Purchase Date this Security has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Purchase Date as provided in the Indenture.

                  At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder no later than 30 Business Days after the occurrence of a Change of Control of the Company for a Change of Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount to but not including the Change of Control Purchase Date. If prior to a Change of Control Purchase Date this Security has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Change of Control Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Change of Control Purchase Date.

                  In accordance with the terms of the Exchange Agreement, Holdings may, at its option, elect to delivery Common Stock (as defined in the Exchange Agreement) to satisfy all or a portion of the Change of Control Purchase Price.

                  A third party may make the offer and purchase of the Securities in lieu of the Company in accordance with the Indenture and the Exchange Agreement.

                  Holders have the right to withdraw any Purchase Notice or Change of Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

                  If cash (and/or securities if permitted under the Indenture and the Exchange Agreement) sufficient to pay the Purchase Price or Change of Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change of Control Purchase Date, as the case may be, is deposited with the Paying Agent or Exchange Agent on the Business Day following the Purchase Date or the Change of Control Purchase Date, as the case may be, Original Issue Discount and contingent interest, if any, shall

                                     A-3-4
cease to accrue on such Securities (or portions thereof) on such Purchase Date or Change of Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change of Control Purchase Price, as the case may be, if any, upon surrender of such Security).

                           (7)      Notice of Redemption.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, and accrued and unpaid contingent interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on such Redemption Date, Original Issue Discount and interest (including contingent interest), if any, shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

                           (8)      Exchange.

                  Exchange Based on Common Stock Price. Subject to the provisions of this paragraph 8, the Indenture and the Exchange Agreement and notwithstanding the fact that any other condition to exchange has not been satisfied, Holders may exchange the Securities into Common Stock on an Exchange Date in any fiscal quarter commencing after September 30, 2003, if, as of the last day of the preceding fiscal quarter, the Sale Price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding fiscal quarter is greater than the exchange trigger price per share. A Security (or portion thereof) surrendered for exchange based upon the Sale Price of the Common Stock, as described in the Exchange Agreement may be surrendered for exchange until the close of business on July 23, 2023.

                  The "accreted exchange price per share" of Common Stock as of any day equals the quotient of:

- the Issue Price and accrued Original Issue Discount to that day, divided by

- the number of shares of Common Stock issuable upon exchange of $1,000 Principal Amount at Maturity of Securities on that day.

                  The "exchange trigger price" per share of Common Stock in respect of each of the first twenty fiscal quarters following issuance of the Securities is $11.80. This exchange trigger price reflects the accreted exchange price per share of Common Stock multiplied by 110%. Thereafter, the accreted exchange price per share of Common Stock increases each fiscal quarter by the accreted original issue discount for the quarter. The exchange trigger price per share for the fiscal quarter beginning July 1, 2023 is $34.13. The foregoing exchange trigger prices assume that no events have occurred that would require an adjustment to the exchange rate.

                                     A-3-5

                  Exchange Based on Trading Price of the Securities. Subject to the provisions of this paragraph 8, the Indenture and the Exchange Agreement and notwithstanding the fact that any other condition to exchange has not been satisfied, on or before July 30, 2018, the Securities may be surrendered for exchange at any time after a 10 consecutive trading-day period in which the average of the trading prices for the Securities for that 10 trading-day period was less than 103% of the average exchange value for the Securities during that period.

                  The exchange value of a Security is equal to the product of the closing sale price for shares of our common stock on a given day multiplied by the then current exchange rate, which is the number of shares of Common Stock into which each Security is then exchangeable. The trading price of the Securities on any date of determination is the average of the secondary market bid quotations per Security obtained by the Company or the calculation agent for $2,500,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers the Company selects, provided that if at least two such bids cannot reasonably be obtained by the Company or the calculation agent, but one such bid is obtained, then this one bid shall be used.

                  Exchange upon Redemption. Subject to the provisions of this paragraph 8, the Indenture and the Exchange Agreement and notwithstanding the fact that any other condition to exchange has not been satisfied, a Holder may exchange into Common Stock a Security or portion of a Security which has been called for redemption pursuant to paragraph 5 hereof, but such Securities may be surrendered for exchange until the close of business on the second Business Day immediately preceding the Redemption Date.

                  Exchange upon Certain Distributions. Subject to the provisions of this paragraph 8, the Indenture and the Exchange Agreement and notwithstanding the fact that any other condition to exchange has not been satisfied, in the event that the Company declares a dividend or distribution described in Section 7.07 of the Exchange Agreement, or a dividend or a distribution described in Section 7.08 of the Exchange Agreement where, the fair market value, per share, of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 5% of the Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration for such dividend or distribution, the Securities may be surrendered for exchange beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and Securities may be surrendered for exchange at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such dividend or distribution will not take place.

                  Exchange upon the Occurrence of Certain Corporate Transactions. Subject to the provisions of this paragraph 8, the Indenture and the Exchange Agreement and notwithstanding the fact that any other condition to exchange has not been satisfied, in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be exchanged into cash, securities or other property as set forth in
Section 7.14 of

                                     A-3-6
the Exchange Agreement, the Securities may be surrendered for exchange at any time from and after the date which is 15 days prior to the date the Company announces the anticipated effective time until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to exchange a Security into Common Stock will be deemed to have changed into a right to exchange it into the kind and amount of cash, securities or other property which the holder would have received if the holder had exchanged its Security immediately prior to the transaction.

                  A Security in respect of which a Holder has delivered a Purchase Notice or Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be exchanged only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

                  The initial Exchange Rate is 32.038 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

                  In the event the Company exercises its option pursuant to
Section 10.01 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on exchange to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option.

                  Accrued and unpaid interest in lieu of Original Issue Discount and cash interest will not be paid on Securities that are exchanged; provided, however that Securities surrendered for exchange during the period, in the case of interest in lieu of Original Issue Discount, from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, shall be entitled to receive such interest, in lieu of Original Issue Discount, payable on such Securities on the corresponding Interest Payment Date and (except Securities with respect to which the Company has mailed a notice of redemption) Securities surrendered for exchange during such periods must be accompanied by payment of an amount equal to the interest in lieu of Original Issue Discount with respect thereto that the registered Holder is to receive.

                  To exchange a Security, a Holder must (1) complete and manually sign the exchange notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent, (2) surrender the Security to the Exchange Agent, (3) furnish appropriate endorsements and transfer documents if required by the Exchange Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

                  A Holder may exchange a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Exchange Agreement. On exchange of a Security, the greater of that portion of accrued Original Issue Discount (or interest if the Company has exercised its option provided for in paragraph 10

                                     A-3-7
hereof) or Tax Original Issue Discount attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 10 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Exchange Date and (except as provided above) accrued cash interest, if any, with respect to the exchanged Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being exchanged pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for the greater of Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 10 hereof) or Tax Original Issue Discount accrued through the Exchange Date and any accrued cash interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being exchanged pursuant to the provisions hereof.

                  The Exchange Rate will be adjusted, in the manner provided in the Exchange Agreement, for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days of the record date for such distribution at less than the Sale Price of the Common Stock at the Time of Determination; and distributions to such holders of assets or debt securities of Holdings or certain rights to purchase securities of Holdings (excluding certain cash dividends or distributions) and certain rights pursuant to shareholder rights plans. However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. Holdings from time to time may voluntarily increase the Exchange Rate.

                  If Holdings is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to exchange a Security into Common Stock may be changed into a right to exchange it into securities, cash or other assets of Holdings or another person.

                           (9)      Exchange Arrangement on Call for Redemption.

                  Any Securities called for redemption, unless surrendered for exchange before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to exchange them into Common Stock of Holdings and to make payment for such Securities to the Trustee in trust for such Holders.

                           (10)     Tax Event.

                  (a) From and after (i) the date of the occurrence of a Tax Event (the "TAX EVENT DATE") and (ii) the date the Company exercises the option provided for in this para-

                                     A-3-8
graph 10, whichever is later (the "OPTION EXERCISE DATE"), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 7.25% per annum on a principal amount per Security (the "RESTATED PRINCIPAL AMOUNT") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on January 30 and July 30 of each year (each an "INTEREST PAYMENT DATE") to holders of record at the close of business on January 15 or July 15 (each a "REGULAR RECORD DATE") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

                  (b) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

                           (11)     Defaulted Interest.

                  Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 12.02 of the Indenture.

                           (12)     Denominations; Transfer; Exchange.

                  The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change of Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

                           (13)     Persons Deemed Owners.

                  The registered Holder of this Security may be treated as the owner of this Security for all purposes.

                                     A-3-9

                           (14)     Unclaimed Money or Securities.

                  The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

                           (15)     Amendment; Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture or Section 7.14 of the Exchange Agreement, to secure the Company's obligations under this Security or to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Securities under the Securities Act or to make any change that does not adversely affect the rights of any Holders.

                           (16)     Defaults and Remedies.

                  Under the Indenture, Events of Default include (i) default in the payment of any interest when the same becomes due and payable or of interest which becomes due and payable upon exercise by the Company of its option provided for in paragraph 10 hereof which default in either case continues for 30 days; (ii) default in payment of the Principal Amount at Maturity (including Original Issue Discount and, if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount or cash interest, Redemption Price, Purchase Price or Change of Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise; (iii) failure by the Company or any Guarantor to comply with other agreements in the Securities, the Indenture or the Exchange Agreement (other than those referred to in (i) and (ii) above) and such failure continues for 60 days after receipt by the Company or any Guarantor of a Notice of Default; (iv) default under any Debt, whether such Debt now exists or is created later, which default results in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and the principal amount of all Debt so accelerated, together with all Debt due and payable but not paid

                                     A-3-10
prior to the end of any grace period, is $25,000,000 or more, and such acceleration has not been rescinded or annulled within a period of 30 days after receipt by the Company of a Notice of Default from the Trustee; provided, however, that if any such default shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; (v) any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture) and such condition shall have continued for a period of 30 days after written notice of such failure requiring the Guarantor and the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of 25% in aggregate principal amount of the Securities then outstanding; and (vi) certain events of bankruptcy or insolvency. A Default under (iii) or (iv) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding notify the Company, the Guarantors and the Trustee, of the Default and the Company or the Guarantor does not cure such Default (and such Default is not waived) within the time specified in (iii) or (iv) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default". If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

                           (17)     Trustee Dealings with the Company.

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

                           (18)     No Recourse Against Others.

                                     A-3-11

                  A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                           (19)     Authentication.

                  This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

                           (20)     Guarantees

                  The Company's obligations under the Securities are guaranteed on a senior unsecured basis, jointly and severally, by Holdings and each Person that becomes a Guarantor pursuant to the Exchange Agreement and by each person that becomes a Guarantor pursuant to the Indenture.

                           (21)     Abbreviations.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

                           (22)     GOVERNING LAW.

                  THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE, THE GUARANTEES AND THIS SECURITY.

                                     A-3-12

                  The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  America West Airlines, Inc.
                  4000 East Sky Harbor Boulevard
                  Phoenix, Arizona 85304
                  Attention:  Linda Mitchell, General Counsel
                  Facsimile:  (480) 693-5155

                                     A-3-13

                 ASSIGNMENT FORM                                       EXCHANGE NOTICE
To assign this Security, fill in the form below:     To exchange this Security into Common Stock of
                                                     Holdings, check the box:
I or we assign and transfer this Security to

____________________________________                                    [ ]

(Insert assignee's soc. sec. or tax ID no.)          To exchange only part of this Security, state the
                                                     Principal Amount at Maturity to be exchanged (which
____________________________________                 must be $1,000 or an integral multiple of $1,000):

____________________________________

____________________________________                 $__________________________________________________

(Print or type assignee's name, address and           If you want the stock certificate made out in
 zip code)                                            another person's name, fill in the form below:

and irrevocably appoint

_____________________ agent to transfer              ___________________________________________________
this Security on the books of the Company.           ___________________________________________________
The agent may substitute another to act for           (Insert other person's soc. sec. or tax ID no.)
him.
                                                     ___________________________________________________

                                                     ___________________________________________________

                                                     ___________________________________________________
                                                     (Print or type other person's name, address and zip
                                                     code)

                                     A-3-14

______________________________________________________________________________
Date:  _____________________  Your Signature:_________________________________

______________________________________________________________________________
(Sign exactly as your name appears on the other side of this Security)

                                     A-3-15

                                   EXHIBIT B-1

                              TRANSFER CERTIFICATE

                  In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) (or any successor provision) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the undersigned registered owner of this Security hereby certifies with respect to $____________ Principal Amount at Maturity of the above-captioned securities presented or surrendered on the date hereof (the "SURRENDERED SECURITIES") for registration of transfer, or for exchange or exchange where the securities issuable upon such exchange or exchange are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "TRANSFER"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

         [ ] The transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

         [ ] The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

         [ ] The transfer of the Surrendered Securities is to an institutional accredited investor, as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act; or

         [ ] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act, or

         [ ] The transfer of the Surrendered Securities is pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act; or

         [ ] The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "AFFILIATE").

         [ ]  The transferee is an Affiliate of the Company.

DATE:____________________________              _________________________________
                                                        Signature(s)

            (If the registered owner is a corporation, partnership or
             fiduciary, the title of the Person signing on behalf of
                     such registered owner must be stated.)

                                     B-1-1

                                   EXHIBIT B-2

             FORM OF LETTER TO BE DELIVERED BY ACCREDITED INVESTORS

America West Airlines, Inc.
4000 East Sky Harbor Boulevard
Phoenix, Arizona 85304
Attention:  Linda Mitchell, General Counsel

U.S. Bank National Association
180 East Fifth Street
St. Paul, Minnesota 55101

Effective August 11, 2003, the address will be 60 Livingston Avenue
St. Paul, Minnesota 55107

Attention:  Corporate Trust Department

Dear Sirs:

                  We are delivering this letter in connection with the proposed transfer of $_____________ Principal Amount at Maturity of the Senior Exchangeable Notes due 2023 (the "SECURITIES") issued by America West Airlines, Inc. (the "COMPANY"), which are exchangeable into shares of Class B Common Stock, $0.01 par value per share of America West Holdings Corporation (the "COMMON STOCK").

                  We hereby confirm that:

                  (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an "INSTITUTIONAL ACCREDITED INVESTOR");

                  (ii) the purchase of Securities by us is for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion, or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring Securities as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

                                     B-2-1

                  (iii) we will acquire Securities having a minimum principal amount at maturity of not less than $250,000 for our own account or for any separate account for which we are acting;

                  (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Securities; and

                  (v) we are not acquiring Securities with a view to distribution thereof or with any present intention of offering or selling Securities or the Common Stock issuable upon exchange thereof, except as permitted below; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

                  We understand that the Securities were originally offered and sold in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Securities and the Common Stock issuable upon exchange thereof (the Securities and such Common Stock hereinafter referred to as the "SECURITIES") have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Securities, that if in the future we decide to resell or otherwise transfer such Securities prior to the date (the "RESALE RESTRICTION TERMINATION DATE") which is two years after the later of the last day the Securities of this issue were issued and the last date on which the Company or an affiliate of the Company was the owner of the Security, such Securities may be resold or otherwise transferred only (i) to the Company or any subsidiary thereof, or (ii) for as long as the Securities are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A, or
(iii) to an Institutional Accredited Investor that is acquiring the Security for its own account, or for the account of such Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (iv) pursuant to another available exemption from registration under the Securities Act (if applicable), or (v) pursuant to a registration statement which has been declared effective under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and in accordance with the legends set forth on the Securities. We further agree to provide any person purchasing any of the Securities from us other than pursuant to clause (v) above a notice advising such purchaser that resales of such securities are restricted as stated herein. We understand that the trustee or the transfer agent, as the case may be, for the Securities will not be required to accept for registration of transfer any Securities pursuant to (iii) or (iv) above except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that any Securities will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph other than certificates representing Securities transferred pursuant to clause (v) above.

                                     B-2-2

                  We acknowledge that the Company, others and you will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

                  THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                                _______________________________
                                                (Name of Purchaser)

                                                By:__________________________
                                                   Name:
                                                   Title:
                                                   Address:

                                     B-2-3

                                     ANNEX C

                          PROJECTED PAYMENT SCHEDULE*

         Semiannual Period Ending               Projected Payment per Security

--------
* The comparable yield and the schedule of projected payments are determined on the basis of an assumption of linear growth of the stock price and a constant dividend yield and are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on the Securities.

                                     B-1-4